     As filed with the Securities and Exchange Commission on March 30, 2005
            Investment Company Act of 1940 Registration No. 811-03605

     ----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                              Amendment No. 61       [X]
                        (Check appropriate box or boxes)

     ----------------------------------------------------------------------

                          NORTHERN INSTITUTIONAL FUNDS
               (Exact Name of Registrant as Specified in Charter)

                             50 South LaSalle Street
                             Chicago, Illinois 60675
                    (Address of Principal Executive Offices)

                                  800-637-1380
              (Registrant's Telephone Number, including Area Code)

     ----------------------------------------------------------------------

Name and Address of Agent for Service:
Jeffrey A. Dalke                              with a copy to:
Drinker Biddle & Reath LLP                    Linda Hoard, Assistant Secretary
One Logan Square                              PFPC Inc.
18th and Cherry Streets                       99 High Street, 27th Floor
Philadelphia, Pennsylvania                    Boston, Massachusetts 02110
19103-6996

        This Amendment No. 61 to the Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to shares of beneficial interest in its Liquid Assets Portfolio. Shares of beneficial interest in this Portfolio are not registered under the Securities Act of 1933 (the "1933 Act"), accordance with Regulation D under the 1933 Act, as amended.

Northern Institutional Funds
LIQUID ASSETS PORTFOLIO

Prospectus dated April 1, 2005

Northern Institutional Funds
LIQUID ASSETS PORTFOLIO

Prospectus dated April 1, 2005

An investment in the Liquid Assets Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any other government agency. An investment in the Portfolio involves investment risks, including possible loss of principal.

Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The Securities and Exchange  Commission  ("SEC") has not approved or disapproved
these  securities  or  passed  upon  the  adequacy  of  this   Prospectus.   Any
representation to the contrary is a criminal offense.

NOTICE TO INVESTORS


        THE SHARES OF THE LIQUID ASSETS PORTFOLIO WHICH ARE DESCRIBED IN THIS PROSPECTUS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERINGS CONTEMPLATED BY THIS PROSPECTUS WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.

        THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF UNITS OF THE LIQUID ASSETS PORTFOLIO IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THE LIQUID ASSETS PORTFOLIO THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS PROSPECTUS.

        THIS PROSPECTUS IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE SHARES OF THE LIQUID ASSETS PORTFOLIO DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

        PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS LEGAL, TAX OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN THE LIQUID ASSETS PORTFOLIO FOR SUCH INVESTOR.

        IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE DECLARATION OF TRUST OF NORTHERN INSTITUTIONAL FUNDS, THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


        PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING.

TABLE OF CONTENTS

OVERVIEW

RISK/RETURN SUMMARY

Information about the objective, principal strategies and risk characteristics of the Portfolio.

3       Liquid Assets Portfolio
4       Principal Investment Risks
5       Portfolio Fees and Expenses

MANAGEMENT OF THE PORTFOLIO

Details that apply to the Portfolio.

6    Investment Adviser
6    Advisory Fees
6    Other Portfolio Services

ABOUT YOUR ACCOUNT

How to open, maintain and close an account.

7       Purchasing and Selling Shares
    7   Investors
    7   Opening an Account
    9   Selling Shares
10      Account Policies and Other Information
    10  Purchase and Redemption Minimums
    10  Calculating Share Price
    10  Timing of Purchase Requests
    10  In-Kind Purchases and Redemptions
    11  Miscellaneous Purchase Information
    11  Timing of Redemption Requests
    11  Payment of Redemption Proceeds
    11  Miscellaneous Redemption Information
    12  Excessive Trading in Portfolio Shares
    12  Telephone Transactions
    12  Advance Notification of Large Transactions
    12  Making Changes to Your Account Information
    13  Business Day
    13  Good Order
    13  Customer Identification Program
    13  Early Closings
    13  Emergency Events
    13  Authorized Intermediaries
    14  Portfolio Holdings
    14  Shareholder Communications
15      Distributions and Taxes
    15  Distributions
    15  Taxes

RISKS, SECURITIES AND TECHNIQUES

16   Risks, Securities and Techniques

FOR MORE INFORMATION

23   Annual/Semiannual Reports

23   Statement of Additional Information

OVERVIEW


The information set forth on the following pages describes the Liquid Assets Portfolio (the "Portfolio"), which is offered by Northern Institutional Funds (the "Trust") exclusively to the securities lending customers of The Northern Trust Company ("TNTC") and other affiliated and unaffiliated entities. Shares of the Portfolio are also offered directly to Accredited Investors (defined below) who invest cash collateral of their securities loans. Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act only to customers who qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker-dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts. Shares of the Portfolio are not registered under the 1933 Act or any of the securities laws of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares may, however, be redeemed from the Trust as described under "Purchasing and Selling Shares" on page 7.

TNTC and its affiliates have established a securities lending program for their institutional customers. Each customer that participates in this securities lending program as a lender enters into a securities lending authorization agreement with TNTC or an affiliate. Under such agreement, TNTC or its affiliate is authorized to invest the cash collateral securing loans of securities of each customer in a variety of instruments, including the Portfolio. Customers of other, unaffiliated securities lending agents, will be subject to the terms of their agreements with those agents.


The Portfolio seeks to maintain a stable net asset value of $1.00 per share. Consistent with this policy, the Portfolio:

..       Limits its dollar-weighted average portfolio maturity to 90 days or less;
..       Buys securities with remaining maturities of 397 days or less (except for certain variable and floating rate instruments and securities collateralizing repurchase agreements); and
..       Invests only in U.S. dollar-denominated securities that represent minimal credit risks.


In addition, the Portfolio limits its investments to "Eligible Securities" as defined by the SEC. Eligible Securities include, generally, securities that either (a) have short-term debt ratings at the time of purchase in the two highest rating categories by a Nationally Recognized Statistical Rating Organization ("NRSRO") or (b) are issued or guaranteed by, or otherwise allow a Portfolio to demand payment from, an issuer with those ratings. Securities that are unrated (including securities of issuers that have long-term but not short-term ratings) may be deemed to be Eligible Securities if they are determined to be of comparable quality by the Investment Adviser under the direction of the Board of Trustees. After its purchase, a portfolio security may be assigned a lower rating or cease to be rated. If this occurs, a Portfolio may continue to hold the issue if the Investment Adviser believes it in the best interest of the Portfolio and its shareholders. Securities that are in the highest short-term rating category (and comparable unrated securities) are called "First Tier Securities."

In accordance with current SEC regulations, the Portfolio will generally not invest more than 5% of the value of its total assets at the time of purchase in the securities of any single issuer. The Portfolio may, however, invest up to 25% of its total assets in the securities of a single issuer for up to three Business Days. These limitations do not apply to cash, certain repurchase agreements, U.S. government securities or securities of other investment companies. In addition, securities subject to certain unconditional guarantees and securities that are not First Tier Securities as defined by the SEC are subject to different diversification requirements as described in the Statement of Additional Information ("Additional Statement").


In addition to the instruments described above and on the pages below, the Portfolio may use various investment techniques in seeking its investment objective. You can learn more about these techniques and related risks by reading "Risks, Securities and Techniques" of this Prospectus beginning on page 16 and in the Additional Statement.

LIQUID ASSETS PORTFOLIO

INVESTMENT OBJECTIVE

The Portfolio seeks to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing exclusively in high-quality money market instruments.

PRINCIPAL INVESTMENT STRATEGIES AND RISKS

Investment Strategies

The Portfolio seeks to achieve its objective by investing in a broad range of government, bank and commercial obligations that are available in the money markets, including:

        . U.S. dollar-denominated obligations of U.S. banks with total assets in excess of $1 billion (including obligations of foreign branches of such banks);

        . U.S. dollar-denominated obligations of foreign commercial banks where such banks have total assets in excess of $5 billion;

        . High-quality commercial paper and other obligations issued or guaranteed by U.S. and foreign corporations and other issuers;

        . Corporate bonds, notes, paper and other instruments that are of high quality;

        . Asset-backed securities (such as credit card and automobile receivables);

        . Securities issued or guaranteed as to principal and interest by the U.S. government, its agencies, instrumentalities or sponsored enterprises and custodial receipts with respect thereto;

        . U.S. dollar-denominated securities issued or guaranteed by one or more foreign governments or political subdivisions, agencies or instrumentalities;


        .       Repurchase agreements relating to the above instruments; and

        . Municipal securities issued or guaranteed by state or local governmental bodies.

More information on the Portfolio's investment strategies and techniques is provided in "Risks, Securities and Techniques" beginning on page 16 of this Prospectus.

Principal Investment Risks


All investments carry some degree of risk which will affect the value of the Portfolio's investments, its investment performance, yield and the price of its shares.


An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The following summarizes the principal risks that may affect the Portfolio.

..       Stable NAV risk is the risk that the Portfolio will not be able to maintain a net asset value per share of $1.00 at all times.

..       Interest rate risk is the risk that during periods of rising interest rates, the Portfolio's yield (and the market value of its securities) will tend to be lower than prevailing market rates; in periods of falling interest rates, the Portfolio's yield (and the market value of its securities) will tend to be higher.

..       Guarantor (or credit enhancement) risk is the risk that changes in credit quality of a U.S. or foreign bank, insurance company or other financial institution could cause the Portfolio's investments in securities backed by guarantees, letters of credit, insurance or other credit enhancements by such bank or institution to decline in value.

..       Counterparty failure risk is the risk that a bank or other financial institution that has entered into a repurchase agreement or other transaction may default on its payment obligations.

..       Management risk is the risk that a strategy used by the investment management team may fail to produce the intended results.

..       Liquidity risk is the risk that the Portfolio will not be able to pay redemption proceeds within the time periods described in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests or other reasons.

..       Credit (or default) risk is the risk that an issuer of fixed income securities held by the Portfolio may default on its obligation to pay interest and repay principal. Generally, the lower the credit rating of a security, the greater the risk that the issuer will default on its obligation. High-quality securities generally are believed to have a relatively low degree of credit risk.

..       Prepayment (or call) risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) sooner than expected. This may happen during a period of falling interest rates. Accordingly, the Portfolio's ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields, is subject to generally prevailing interest rates at that time.

..       Debt extension risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Portfolio will suffer from the inability to invest in higher yielding securities.

..       Foreign securities risk is the risk that a foreign security, even if it is a U.S. dollar-denominated foreign security, could lose value as a result of political, financial and economic events in foreign countries, less stringent foreign securities regulations and accounting and disclosure standards, or other factors.


More information about the Portfolio's investment strategies and techniques is provided in "Risks, Securities and Techniques" beginning on page 16. You should consider carefully the risks discussed in this section and "Risks, Securities and Techniques" before investing in the Portfolio.

PORTFOLIO FEES AND EXPENSES

The following table and footnotes describe the fees and expenses that you may pay if you buy and hold shares of the Portfolio. The fees and expenses presented are management fees, distribution (12b-1 fees), other expenses and total operating expenses for the fiscal year ended November 30, 2004 as a result of voluntary fee waivers and expense reimbursements. Voluntary fee waivers and expense reimbursements may be terminated at any time. If this occurs, "Total Annual Portfolio Operating Expenses" may increase without shareholder approval.


Annual Portfolio Operating Expenses
(expenses that are deducted from Portfolio assets)
Management Fees/1/........................................   0.00%
Distribution (12b-1) Fees.................................   None
Other Expenses/2/.........................................   0.10%
Total Annual Portfolio Operating Expenses/3/..............   0.10%

1. As of the date of this Prospectus, the Investment Adviser is voluntarily waiving all "Management Fees" for the Portfolio. In the absence of such fee waiver, "Management Fees" for the fiscal year ended November 30, 2004 would have been 0.25%.


2. "Other Expenses" include administration fees and all other ordinary operating expenses of the Portfolio not listed above. The Co-Administrators are entitled to an administration fee from the Portfolio at an annual rate of 0.10% of the Portfolio's average daily net assets. All or portions of this fee may be retained by either Co-Administrator as they may from time to time agree. Under the Co-Administration Agreement with the Trust, which may be amended without shareholder approval, the Co-Administrators have agreed to reimburse expenses (including fees payable to the Co-Administrators, but excluding management fees, transfer agency fees, taxes, interest and other extraordinary expenses) which exceed on an annualized basis 0.10% of the Portfolio's average daily net assets. Additionally, as of the date of this Prospectus, Northern Trust is voluntarily waiving its custody and transfer agency fees. As a result of these voluntary fee waivers and Co-Administrators' reimbursements, "Other Expenses" are currently 0.10% of the Portfolio's average daily net assets. In the absence of such waivers and reimbursements, "Other Expenses" for the fiscal year ended November 30, 2004 would have been 0.12%.

3. "Total Annual Portfolio Operating Expenses" are the expenses actually incurred by the Portfolio for the fiscal year ended November 30, 2004 as a result of voluntary fee waivers and Co-Administrators' reimbursements. In the absence of such waivers and reimbursements, "Total Annual Portfolio Operating Expenses" would have been 0.37%.

INVESTMENT ADVISER

Northern Trust Investments, N.A. ("NTI" or the "Investment Adviser,"), a subsidiary of TNTC, serves as the Investment Adviser of the Portfolio. NTI is located at 50 South LaSalle Street, Chicago, IL 60675. Unless otherwise indicated, NTI and TNTC are referred to collectively in this Prospectus as "Northern Trust."


NTI is an investment adviser registered under the Investment Advisers Act of 1940. It primarily manages assets for defined contribution and benefit plans, investment companies and other institutional investors.

TNTC is an Illinois state chartered banking organization and a member of the Federal Reserve System. Formed in 1889, it administers and manages assets for individuals, personal trusts, defined contribution and benefit plans and other institutional and corporate clients. It is the principal subsidiary of Northern Trust Corporation, a bank holding company.


Northern Trust Corporation, through its subsidiaries, has for more than 100 years managed the assets of individuals, charitable organizations, foundations and large corporate investors, and as of December 31, 2004, administered in various capacities approximately $2.6 trillion of assets, including approximately $571.9 billion of assets under discretionary management.


Under the Advisory Agreement with the Trust, the Investment Adviser, subject to the general supervision of the Trust's Board of Trustees, is responsible for making investment decisions for the Portfolio and for placing purchase and sale orders for portfolio securities.

ADVISORY FEES


As compensation for its advisory services and its assumption of related expenses, the Investment Adviser is entitled to an advisory fee from the Portfolio, computed daily and payable monthly, at an annual contractual rate of 0.25% (expressed as a percentage of the Portfolio's average daily net assets). As stated under "Portfolio Fees and Expenses," however, the Investment Adviser voluntarily waived its entire advisory fee during the prior fiscal year. The Investment Adviser may discontinue or modify its voluntary fee waiver in the future at its discretion.


OTHER PORTFOLIO SERVICES


TNTC serves as Transfer Agent and Custodian for the Portfolio. The Transfer Agent performs various shareholder servicing functions, and any shareholder inquiries should be directed to it. In addition, NTI and PFPC Inc. ("PFPC") serve as Co-Administrators for the Portfolio. The fees that TNTC, NTI and PFPC receive for their services in these capacities are described on page 5 under "Portfolio Fees and Expenses" and in the Additional Statement.


TNTC, NTI and other Northern Trust affiliates may provide other services to the Portfolio and receive compensation for such services if consistent with the Investment Company Act of 1940, as amended ("the 1940 Act") and the rules, exemptive orders and no-action letters issued by the SEC thereunder. Unless required, investors in the Portfolio may or may not receive specific notice of such additional services and fees.

PURCHASING AND SELLING SHARES


INVESTORS

Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act, only to securities lending customers who qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker-dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts investing cash collateral securing securities loans ("Institutions").

Securities lending customers of Northern Trust and its affiliated entities may invest in the shares of the Portfolio through their securities lending accounts at Northern Trust or an affiliate.

Securities lending customers of unaffiliated securities lending agents ("authorized intermediaries") that are authorized to place trades with the Portfolio may invest in shares through their authorized intermediary as described below. These customers and other Institutions may also invest cash collateral securing loans of their securities directly as described below.

Shares of the Portfolio are sold without a sales load or redemption fee. Assets of the Portfolio are not subject to a Rule 12b-1 fee. Except as provided below under "Account Policies and Other Information - In-Kind Purchases and Redemptions," redemptions will be paid in cash.

OPENING AN ACCOUNT

You may purchase shares of the Portfolio through your securities lending account at Northern Trust (or an affiliate), through an authorized intermediary, or you may open an account directly with the Trust.

Through a Securities Lending Account. If you are opening a securities lending account at Northern Trust, a Northern Trust representative can assist you with all phases of your investment. To purchase shares through your account, contact your Northern Trust representative for further information.

Through an Authorized Intermediary. You may purchase shares of the Portfolio through your authorized intermediary. If you invest through an authorized intermediary, you will have to follow its procedures. You will also generally have to address your correspondence or questions regarding the Portfolio to your authorized intermediary.

Directly from the Trust. An Institution may open a shareholder account and purchase shares directly from the Trust as described in this Prospectus.

BY MAIL

..       Read this Prospectus carefully.
..       Complete and sign the New Account Application.
..       Include a certified corporate resolution (or other acceptable evidence of authority).
..       Enclose a check or Federal Reserve draft payable to Northern
        Institutional Funds.
..       Mail your check, corporate resolution or other evidence of authority and completed New Account Application to:

        Northern Institutional Funds
        P.O. Box 75986
        Chicago, Illinois 60675-5986

All checks must be payable in U.S. dollars and drawn on a bank located in the United States. Cash and third party checks are not acceptable.

BY TELEPHONE

..       Read this Prospectus carefully.
..       Call the Northern Institutional Funds Center at 800/637-1380.

To open a new account please provide:

..       The number of shares or dollar amount to be invested
..       The method of payment

To add to an existing account, please provide:

..       The Institution's name
..       Your Account Number

BY WIRE OR AUTOMATED CLEARING HOUSE TRANSFER ("ACH TRANSFER")

To open a new account or for more information about the purchase of shares:

..       Call the Northern Institutional Funds Center at 800/637-1380.

To add to an existing account:

..       Have your bank wire federal funds or effect an ACH Transfer to:

        The Northern Trust Company

Chicago, Illinois
ABA Routing No. 0710-00152
(Reference the 10-Digit Portfolio Account Number and the Shareholder's Name)

SELLING SHARES

Through a Securities Lending Account. Securities lending customers of Northern Trust and its affiliates may sell (redeem) shares through their securities lending account by contacting their Northern Trust account representative.

Through an Authorized Intermediary. Securities lending customers of authorized intermediaries may sell (redeem) shares through their intermediary.

Directly through the Trust. Institutions that purchase shares directly from the Trust may redeem their shares through the Transfer Agent in one of the following ways:

BY MAIL

Send a written request to:

Northern Institutional Funds
P.O. Box 75986
Chicago, Illinois 60675-5986

The letter of instruction must include:

..       The signature of a duly authorized person
..       Your Account Number
..       The name of the Portfolio
..       The number of shares or the dollar amount to be redeemed

BY TELEPHONE

..       Call the Northern Institutional Funds Center at 800/637-1380 for
        instructions.
..       During periods of unusual economic or market activity, telephone redemptions may be difficult to implement. In such event, shareholders should follow the procedures outlined above under "Selling Shares - By Mail."

 BY WIRE

..       Call the Northern Institutional Funds Center at 800/637-1380 for
        instructions.
..       You must have given authorization for expedited wire redemption.
..       The minimum amount that may be redeemed by this method is $10,000.

ACCOUNT POLICIES AND OTHER INFORMATION

Purchase and Redemption Minimums. There is no minimum for initial or subsequent purchases or redemptions.

Calculating Share Price. The Trust issues and redeems shares at net asset value ("NAV"). The NAV for a share of the Portfolio is calculated by dividing the value of net assets of the Portfolio by the number of outstanding shares of the Portfolio. The NAV for the Portfolio is calculated as of 3:00 p.m., Central time on each Business Day. The NAV used in determining the price of your shares is the one calculated after your purchase order is received and accepted or a redemption order is received in good order as described below.

The Portfolio seeks to maintain an NAV of $1.00 per share by valuing the obligations held by it at amortized cost in accordance with SEC regulations. Amortized cost normally will approximate market value.

Timing of Purchase Requests. Purchase Requests received in good order and accepted by the Transfer Agent or an authorized intermediary on any Business Day by 3:00 p.m. Central time will be executed on the same day they are received by either the Transfer Agent or an authorized intermediary, at that day's closing share price for the Portfolio, provided that one of the following occurs:

        . The Transfer Agent receives the payment in federal or other immediately available funds on the same Business Day by 3:00 p.m. Central time.

        . The requests are placed by an authorized intermediary that has entered into a servicing agreement with Northern Institutional Funds and payment in federal or other immediately available funds is received by the Transfer Agent by the close of the same Business Day in accordance with the terms of the Trust's agreement with the intermediary; or

        . Payment in federal or other immediately available funds is received by the close of the same Business Day in a securities lending account maintained with Northern Trust or an affiliate.

Purchase requests received in good order by the Transfer Agent or an authorized intermediary on a non-Business Day or after the deadlines described above on a Business Day, will be executed on the next Business Day, at that day's closing share price for the Portfolio, provided that payment is made as noted above.

In-Kind Purchases and Redemptions. The Trust reserves the right to accept payment for shares in the form of securities that are permissible investments for the Portfolio. The Trust also reserves the right to pay redemptions by a distribution "in-kind" of securities (instead of cash) from the Portfolio. See the Additional Statement for further information about the terms of these purchases and redemptions.

Miscellaneous Purchase Information.

..       Institutional and authorized intermediaries are responsible for transmitting purchase orders and delivering required funds on a timely basis.
..       Institutions and authorized intermediaries are responsible for all losses and expenses of the Portfolio, and purchase orders may be cancelled, in the event of any failure to make payment according to the procedures outlined in this Prospectus. In addition, a $20 charge will be imposed if a check does not clear.
..       Shares of the Portfolio are entitled to the dividends declared by the
        Portfolio beginning on the Business Day the purchase order is executed, provided payment in federal or other immediately available funds is received by the Transfer Agent by the time designated above.
..       The Trust reserves the right to reject any purchase order. The Trust also reserves the right to change or discontinue any of its purchase procedures.
..       In certain circumstances, the Trust may advance the time by which purchase orders must be received. See "Early Closings" on page 13.

Timing of Redemption Requests. Redemption requests received in good order by the Transfer Agent or an authorized intermediary on any Business Day by 3:00 p.m. Central time will be executed on the same day, at that day's closing share price for the Portfolio.

Redemption requests received in good order by the Transfer Agent or an authorized intermediary on a non-Business Day or after the deadline described above on a Business Day will be executed the next Business Day, at that day's closing share price for the Portfolio.

Payment of Redemption Proceeds. Redemption proceeds normally will be sent or credited on the next Business Day following the Business Day on which such redemption request is received in good order by the deadline noted above, unless payment in immediately available funds on the same Business Day is requested.

Miscellaneous Redemption Information All redemption proceeds will be sent by check unless the Transfer Agent is directed otherwise. Redemption proceeds also may be wired or transferred. A redemption request may not be processed if a shareholder has failed to submit a completed and properly executed New Account Application, including a corporate resolution or other acceptable evidence of authority.

..       The Trust reserves the right to defer crediting, sending or wiring redemption proceeds for up to 7 days (or such longer period permitted by the SEC)after receiving the redemption order if, in its judgment, an earlier payment could adversely affect the Portfolio.
..       If you are redeeming recently purchased shares, your redemption request may not be honored until your check or electronic transaction has cleared. This may delay your transaction for up to 10 days.
..       Authorized intermediaries are responsible for transmitting redemption orders and crediting their customers' accounts with redemption proceeds on a timely basis.
..       Redemption requests made to the Transfer Agent by mail must be signed by a person authorized by acceptable documentation on file with the Transfer Agent.

..       Dividends on shares are earned through and including the day prior to the day on which they are redeemed.
..       The Trust and the Transfer Agent reserve the right to redeem shares held by any shareholder who provides incorrect or incomplete account information or when such involuntary redemptions are necessary to avoid adverse consequences to the Trust and its shareholders or the Transfer Agent.
..       The Trust may require any information reasonably necessary to ensure that a redemption request has been duly authorized.
..       The Trust reserves the right to change or discontinue any of its redemption procedures.
..       In certain circumstances, the Trust may advance the time by which redemption orders must be received. See "Early Closings" on page 13.

Excessive Trading in Portfolio Shares. The Board of Trustees of the Trust has not adopted on behalf of its money market portfolios policies and procedures with respect to frequent purchases and redemptions of Portfolio shares in light of the nature and high quality of the Portfolio's investments. The Portfolio reserves the right to refuse a purchase order if management of the Portfolio determines that the purchase may not be in the best interests of the Portfolio.

Telephone Transactions. Telephone requests are recorded. The Transfer Agent has adopted procedures in an effort to establish reasonable safeguards against fraudulent telephone transactions. If reasonable measures are taken to verify that telephone instructions are genuine, the Trust and its service providers will not be responsible for any loss resulting from fraudulent or unauthorized instructions received over the telephone. In these circumstances, shareholders will bear the risk of loss. During periods of unusual market activity, you may have trouble placing a request by telephone. In this event, consider sending your request in writing.

The proceeds of redemption orders received by telephone will be sent by check, wire or transfer according to proper instructions. All checks will be made payable to the shareholder or record and mailed only to the shareholder's address of record.

The Trust reserves the right to refuse a telephone redemption.

Advance Notification of Large Transactions. The Trust requests that an Institution or authorized intermediary give advance notice to the Transfer Agent by 11:00 a.m., Central time, if it intends to place a purchase or redemption order of $5 million or more on a Business Day.

Making Changes to Your Account Information. You may make changes to wiring instructions, address of record, or other account information only in writing. These instructions must be accompanied by a certified corporate resolution, signature guarantee from an institution participating in the Stock Transfer Agency Medallion Program ("STAMP"), or other acceptable evidence of authority. Additional requirements may be imposed. In accordance with SEC regulations, the Trust and Transfer Agent may charge a shareholder reasonable costs in locating a shareholder's current address.

Business Day. A "Business Day" is each Monday through Friday when the Transfer Agent or the New York Stock Exchange (the "Exchange") is open for business. For any given calendar year, the Portfolio will be closed on the following holidays: New Year's Day or as observed, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Independence Day or as observed, Labor Day, Thanksgiving Day and Christmas Day or as observed.

Good Order. A purchase or redemption request is considered to be "in good order" when all necessary information is provided and all required documents are properly completed, signed and delivered, including a certified resolution or other acceptable evidence of authority. Additionally, a purchase order initiating the opening of an account will not be considered to be "in good order" unless the investor has provided all information required by the Trust's "Customer Identification Program" described below.

Customer Identification Program. Federal law requires the Trust to obtain, verify and record identifying information, which may include the name, business street address, taxpayer identification number or other identifying information for each investor who opens or reopens an account with the Trust. Applications without an indication that a taxpayer identification number has been applied for, may not be accepted. After acceptance, to the extent permitted by applicable law or the Trust's customer identification program, the Trust reserves the right to: (a) place limits on account transactions until an investor's identity is verified; (b) refuse an investment in the Trust; or (c) involuntarily redeem an investor's shares and close an account in the event that an investor's identity is not verified. The Trust and its agents will not be responsible for any loss in an investor's account resulting from an investor's delay in providing all required identifying information or from closing an account and redeeming an investor's shares when an investor's identity is not verified.

Early Closings. The Portfolio reserves the right to advance the time for accepting purchase redemption or exchange orders for same Business Day credit when the Exchange closes or closes early, trading on the Exchange is restricted, an emergency arises or as otherwise permitted by the SEC. In addition, the Board of Trustees of the Portfolio may, for any Business Day, decide to change the time as of which the Portfolio's NAV is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the SEC.

Emergency Events. In the event the Exchange does not open for business because of an emergency, the Trust may, but is not required to, open the Portfolio for purchase and redemption transactions if the Federal Reserve wire payment system is open. To learn whether the Portfolio is open for business during an emergency situation, please call 800/637-1380 or visit northerninstitutionalfunds.com.

Authorized Intermediaries. The Trust may authorize certain Institutions acting as authorized intermediaries (including banks, trust companies, brokers and investment advisers) acting as securities lending agents to accept purchase and redemption orders from their securities lending customers on behalf of the Portfolio. The Portfolio will be deemed to have received an order when the order is accepted by the authorized intermediary, and the order will be priced at the Portfolio's per share NAV next determined, provided that the authorized intermediary forwards the order (and payment for any purchase order) to the Transfer Agent on behalf of the Trust within agreed-upon time periods. If the order (or payment for any purchase order) is not received by the Transfer Agent within such time periods, the authorized intermediary may be liable for fees and losses and the transaction may be cancelled.

Northern Trust also may provide compensation to certain authorized intermediaries, including affiliates of Northern Trust, that provide services to their securities lending customers who invest in the Trust or whose customers purchase significant amounts of the Portfolio's shares. The amount of such compensation may be made on a one-time and/or periodic basis, and may represent all or a portion of the annual fees earned by the Investment Adviser (after adjustments). This additional compensation will be paid by Northern Trust or its affiliates and will not represent an additional expense to the Trust or its shareholders.

Customers purchasing shares of the Portfolio through an authorized intermediary should read their account agreements carefully. An authorized intermediary's requirements may differ from those listed in this Prospectus. An authorized intermediary also may impose account charges, such as asset allocation fees, account maintenance fees, and other charges that will reduce the net return on an investment in the Portfolio. If a securities lending customer has agreed with a particular authorized intermediary to maintain a minimum balance and the balance falls below this minimum, the customer may be required to redeem all or a portion of the customer's investment in a Portfolio.

Conflict of interest restrictions may apply to the receipt of compensation by an authorized intermediary in connection with the investment of fiduciary funds in Portfolio shares. Institutions, including banks regulated by the Comptroller of the Currency, Federal Reserve Board and state banking commissions, and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, are urged to consult their legal counsel.

State securities laws regarding the registration of dealers may differ from federal law. As a result, authorized intermediaries investing in the Portfolio on behalf of their customers may be required to register as dealers.

Portfolio Holdings. The Portfolio, or its duly authorized service providers, may publicly disclose holdings in accordance with regulatory requirements, such as periodic portfolio disclosure in filings with the SEC.

A description of the Trust's Policy on Disclosure of Portfolio Holdings is available in the Additional Statement.

Shareholder Communications. Shareholders of record will be provided each year with a semiannual report showing portfolio investments and other information as of May 31 and, after the close of the Trust's fiscal year on November 30, with an annual report containing audited financial statements. If you have consented to the delivery of a single copy of shareholder reports, prospectuses, proxy statements or information statements to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by contacting the Northern Institutional Funds Center by telephone at 800/637-1380 or by mail at The Northern Institutional Funds, P.O. Box 75986, Chicago, IL 60675-5986.

DISTRIBUTIONS AND TAXES

Distributions

Dividends from net income are declared daily and paid monthly by the Portfolio to its shareholders. Net income includes the interest accrued on the Portfolio's assets less estimated expenses. The Portfolio's net realized short-term capital gains, if any, are distributed at least annually. The Portfolio does not expect to realize net long-term capital gains.

Dividends are paid in cash monthly.

Taxes

The Portfolio intends to qualify as a regulated investment company for federal tax purposes, and to distribute substantially all of its net income to shareholders each year. Dividends derived from interest income and short-term capital gains will be taxable as ordinary income, and distributions, if any, derived from net long-term capital gains generally will be taxable as long-term capital gains, unless you have a tax-advantaged account. This is true whether dividends and distributions are received in cash or reinvested in Portfolio shares.

Except as stated below, you may be subject to state and local taxes on Portfolio distributions and redemptions. State income taxes may not apply, however, to the portions of the Portfolio's distributions, if any, that are attributable to interest on certain types of federal securities or interest on securities issued by the particular state or municipalities within the state.

Dividends and distributions from the Portfolio generally will be reportable by you in the tax year in which they are paid with one exception. Dividends and distributions declared by the Portfolio in October, November or December and paid in January are taxed as though they were paid by December 31.

Every year, the Trust will send you information detailing the amount of ordinary income and capital gains distributed to your account for the previous year.


The Trust will be required in certain cases to withhold and remit to the U.S. Treasury 28% of the dividends and gross sales proceeds paid to any shareholder
(i) who has provided either an incorrect tax identification number or no number at all, (ii) who is subject to backup withholding by the Internal Revenue Service for failure to report the receipt of taxable interest or dividend income properly, or (iii) who has failed to certify to the Trust, when required to do so, that he or she is not subject to backup withholding or that he or she is an "exempt recipient."


Your investment in the Portfolio could have additional tax consequences. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States federal income tax treatment. You should consult your tax professional for information regarding all the tax consequences applicable to your investments in the Portfolio. More information is provided in the Additional Statement. This short summary is not intended as a substitute for careful tax planning.

Dividends paid by the Portfolio may be taxable under state or local law as dividend income even though all or a portion of such dividends may be derived from interest on obligations which, if realized directly, would be exempt from such income taxes.

RISKS, SECURITIES AND TECHNIQUES

This section takes a closer look at some of the types of securities in which the Portfolio may invest and their related risks. It also explores the various investment techniques that the investment management team may use. The Portfolio may invest in other securities and is subject to further restrictions and risks which are described in the Additional Statement. Additionally, the Portfolio may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Portfolio's investment objective and policies.

Investment Objective. The investment objective of the Portfolio may be changed by the Trust's Board of Trustees without shareholder approval. Shareholders will, however, be notified of any changes. Any such change may result in the Portfolio having an investment objective different from the objective that the shareholder considered appropriate at the time of investment in the Portfolio.

Asset-Backed Securities. Asset-backed securities are sponsored by entities such as government agencies, banks, financial companies and commercial or industrial companies. Asset-backed securities represent participations in, or are secured by and payable from, pools of assets such as mortgages, motor vehicle installment sale contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements, municipal securities and other financial assets. Such asset pools are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pooled insurance policy issued by a financial institution, or by other credit enhancements.

        Investment Strategy. The Portfolio may purchase various types of asset-backed securities that are "Eligible Securities" as defined by the SEC.

        Special Risks. In addition to credit and market risk, asset-backed securities usually involve prepayment risk because the underlying assets (loans) usually may be prepaid at any time. The value of these securities also may change because of actual or perceived changes in the credit worthiness of the originator, the servicing agent, the financial institution providing the credit support, or the counterparty. Like other fixed income securities, when interest rates rise, the value of an asset-backed security generally will decline. However, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities. In addition, non-mortgage asset-backed securities involve certain risks not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables generally are unsecured, and the debtors are entitled to the protection of a number of state and federal consumer credit laws. Automobile receivables are subject to the risk that the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing the receivables.

Borrowings and Reverse Repurchase Agreements. The Portfolio may borrow money from banks and may enter into reverse repurchase agreements with banks and other financial institutions. Reverse repurchase agreements involve the sale of money market securities held by the Portfolio subject to the Portfolio's agreement to repurchase them at a mutually agreed upon date and price (including interest).


        Investment Strategy. The Portfolio may borrow and enter into reverse repurchase agreements in amounts not exceeding one-third of the value of its total assets (including the amount borrowed). The Portfolio also may borrow up to an additional 5% of its total assets for temporary purposes. The Portfolio may enter into reverse repurchase agreements when the investment management team expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense.

        Special Risks. Borrowings and reverse repurchase agreements involve leveraging. If the securities held by the Portfolio decline in value while these transactions are outstanding, the net asset value of the Portfolio's outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risks that (a) the interest income earned by the Portfolio (from the investment of the proceeds) will be less than the interest expense of the transaction; (b) the market value of the securities sold by the Portfolio will decline below the price the Portfolio is obligated to pay to repurchase the securities; and (c) the securities may not be returned to the Portfolio.


Custodial Receipts for Treasury Securities. Custodial receipts are participations in trusts that hold U.S. Treasury securities and are sold under names such as TIGRs and CATS. Like other stripped obligations, they entitle the holder to future interest or principal payments on the U.S. Treasury securities.

        Investment Strategy. The Portfolio may invest a portion of its assets in custodial receipts.

        Special Risks. Like other stripped obligations (which are described below), stripped custodial receipts may be subject to greater price volatility than ordinary debt obligations because of the way in which their principal and interest are returned to investors.

Derivatives. The Portfolio may purchase certain "derivative" instruments. A derivative is a financial instrument whose value is derived from, or based upon, the performance of underlying assets, interest rates, or other indices. Derivatives include structured debt obligations such as collateralized mortgage obligations and other types of asset-backed securities, "stripped" securities and various floating rate instruments.

        Investment Strategy. The Portfolio may invest in derivatives when the Investment Adviser believes the potential risks and rewards are consistent with the Portfolio's objective, strategies and overall risk profile.

        Special Risks. Engaging in derivative transactions involves special risks, including (a) market risk that the Portfolio's derivatives position will lose value; (b) credit risk that the counterparty to the transaction will default; (c) leveraging risk that the value of the derivative instrument will decline more than the value of the assets on which it is based; (d) illiquidity risk that the Portfolio will be unable to sell its position because of lack of market depth or disruption; (e) pricing risk that the value of a derivative instrument will be difficult to determine; and (f) operations risk that loss will occur as a result of inadequate systems or human error. Many types of derivatives have been recently developed and have not been tested over complete market cycles. For these reasons, the Portfolio may suffer a loss whether or not the analysis of the investment management team is accurate.

Foreign Investments. The Portfolio may invest in U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities, foreign commercial banks and foreign branches of U.S. banks. It also may invest in U.S. dollar-denominated commercial paper and other obligations of foreign issuers. Foreign government obligations may include debt obligations of supranational entities, including international organizations (such as the European Coal and Steel Community and the International Bank for Reconstruction and Development (also known as the World Bank)) and international banking institutions and related government agencies.

        Investment Strategy. Investments by the Portfolio in foreign issuer obligations will not exceed 50% of the Portfolio's total assets measured at the time of purchase.


        Special Risks. Foreign securities involve special risks and costs, which are considered by the Investment Adviser in evaluating the creditworthiness of issuers and making investment decisions for the Portfolio. Foreign securities, and in particular foreign debt securities, are sensitive to changes in interest rates. In addition, investment in the securities of foreign governments involves the risk that foreign governments may default on their obligations or may otherwise not respect the integrity of their debt.

        Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments also may involve risks associated with the level of currency exchange rates, less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities. Additionally, foreign banks and foreign branches of domestic banks may be subject to less stringent reserve requirements and to different accounting, auditing and record keeping requirements.

Illiquid or Restricted Securities. Illiquid securities include repurchase agreements and time deposits with notice/termination dates of more than seven days, certain variable amount master demand notes that cannot be called within seven days, certain insurance funding agreements (see below), and other securities that are traded in the U.S. but are subject to trading restrictions because they are not registered under the 1933 Act.


        Investment Strategy. The Portfolio may invest up to 10% of its net assets in securities that are illiquid. A domestically traded security which is not registered under the 1933 Act will not be considered illiquid if the Investment Adviser determines that an adequate trading market exists for that security. If otherwise consistent with its investment objective and policies, the Portfolio may purchase commercial paper issued pursuant to Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act but can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act ("Rule 144A Securities"). These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust's Board of Trustees, that an adequate trading market exists.

        Special Risks. Because illiquid and restricted securities may be difficult to sell at an acceptable price, they may be subject to greater volatility and may result in a loss to the Portfolio. The practice of investing in Rule 144A Securities and commercial paper available to qualified institutional buyers could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities.

Insurance Funding Agreements. An insurance funding agreement ("IFA") is an agreement that requires the Portfolio to make cash contributions to a deposit fund of an insurance company's general account. The insurance company then credits interest to the Portfolio for a set time period.

        Investment Strategy. The Portfolio may invest in IFAs issued by insurance companies that meet quality and credit standards established by the Investment Adviser.


        Special Risks. IFAs are not insured by a government agency -- they are backed only by the insurance company that issues them. As a result, they are subject to the default risk of the non-governmental issuer. In addition, the transfer of IFAs may be restricted and an active secondary market in IFAs currently does not exist. This means that it may be difficult or impossible to sell an IFA at an appropriate price.


Investment Companies. To the extent consistent with its investment objectives and policies, the Portfolio may invest in securities issued by other investment companies.

        Investment Strategy. Investments by the Portfolio in other money market funds will be subject to the limitations of the 1940 Act and SEC orders. Although the Portfolio does not expect to do so in the foreseeable future, the Portfolio is authorized to invest substantially all of its assets in an open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Portfolio.

        Special Risks. As a shareholder of another investment company, the Portfolio would be subject to the same risks as any other investor in that company. It also would bear a proportionate share of any fees or expenses paid by that company. These expenses would be in addition to the advisory fees and other expenses the Portfolio bears directly in connection with its own operations.

Municipal and Related Instruments. Municipal instruments include debt obligations issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies, authorities and instrumentalities.

Municipal instruments include both "general" and "revenue" bonds and may be issued to obtain funds for various public purposes. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities. In some cases, revenue bonds also are payable from the proceeds of a special excise or other specific revenue source such as lease payments from the user of a facility being financed. Some municipal instruments, known as private activity bonds, are issued to finance projects for private companies. Private activity bonds usually are revenue obligations since they typically are payable by the private user of the facilities financed by the bonds.

Municipal instruments also include "moral obligation" bonds, municipal leases, certificates of participation and asset-backed securities such as custodial receipts. Moral obligation bonds are supported by a moral commitment but not a legal obligation of a state or municipality. Municipal leases and participation certificates present the risk that the state or municipality involved will not appropriate the monies to meet scheduled payments on an annual basis. Custodial receipts represent interests in municipal instruments held by a trustee or custodian.

        Investment Strategy. The Portfolio may invest in municipal instruments or other securities issued by state and local governmental bodies. Generally, this will occur when the yield of municipal instruments, on a pre-tax basis, is comparable to that of other permitted short-term taxable investments. Dividends paid by the Portfolio on such investments will be taxable to shareholders.

        Special Risks. Municipal instruments purchased by the Portfolio may be backed by letters of credit, insurance or other forms of credit enhancement issued by foreign (as well as domestic) banks, insurance companies and other financial institutions. If the credit quality of these banks and financial institutions declines, the Portfolio could suffer a loss to the extent that the Portfolio is relying upon this credit support.

Repurchase Agreements. Repurchase agreements involve the purchase of securities by the Portfolio subject to the seller's agreement to repurchase them at a mutually agreed upon date and price.

        Investment Strategy. The Portfolio may enter into repurchase agreements with financial institutions such as banks and broker-dealers that are deemed to be creditworthy by the Investment Adviser. Although the securities subject to a repurchase agreement may have maturities exceeding one year, settlement of the agreement will never occur more than one year after the Portfolio acquires the securities.

        Special Risks. In the event of a default, the Portfolio will suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral are less than the repurchase price and the Portfolio's costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy, the Portfolio could suffer additional losses if a court determines that the Portfolio's interest in the collateral is unenforceable by the Portfolio.

Stripped Obligations. These securities are issued by the U.S. government (or an agency, instrumentality or a sponsored enterprise), foreign governments, banks and other issuers. They entitle the holder to receive either interest payments or principal payments that have been "stripped" from a debt obligation. These obligations include stripped mortgage-backed securities, which are derivative multi-class mortgage securities.


        Investment Strategy. To the extent consistent with its investment objective, the Portfolio may purchase stripped securities.


        Special Risks. Stripped securities are very sensitive to changes in interest rates and to the rate of principal prepayments. A rapid or unexpected change in either interest rates or principal prepayments could depress the price of stripped securities held by the Portfolio and adversely affect the Portfolio's investment performance.

United States Government Obligations. These include U.S. Treasury obligations, such as bills, notes and bonds, which generally differ only in terms of their interest rates, maturities and time of issuance. These also include obligations issued or guaranteed by the U.S. government, its agencies, instrumentalities or sponsored enterprises. Securities guaranteed as to principal and interest by the U.S. government, its agencies, instrumentalities or sponsored enterprises are deemed to include (a) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government, an agency, instrumentality or sponsored enterprise thereof, and (b) participations in loans made to foreign governments or their agencies that are so guaranteed.

        Investment Strategy. To the extent consistent with its investment objective, the Portfolio may invest in a variety of U.S. Treasury obligations and obligations issued or guaranteed by the U.S. government, its agencies, instrumentalities or sponsored enterprises.

        Special Risks. Not all U.S. government obligations carry the same credit support. Some, such as those of the Government National Mortgage Association ("Ginnie Mae"), are supported by the full faith and credit of the United States Treasury. Other obligations, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the United States Treasury; and others are supported by the discretionary authority of the U.S. government to purchase the agency's obligations. Still others are supported only by the credit of the instrumentality or sponsored enterprise. No assurance can be given that the U.S. government would provide financial support to its agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited.

Variable and Floating Rate Instruments. Variable and floating rate instruments have interest rates that periodically are adjusted either at set intervals or that float at a margin tied to a specified index rate. These instruments include variable amount master demand notes and long-term variable and floating rate bonds (sometimes referred to as "Put Bonds") where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at a specified date.

        Investment Strategy. The Portfolio may invest in variable and floating rate instruments to the extent consistent with its investment objective.

        Special Risks. Variable and floating rate instruments are subject to many of the same risks as fixed rate instruments, particularly credit risk. Because there is no active secondary market for certain variable and floating rate instruments, they may be more difficult to sell if the issuer defaults on its payment obligations or during periods when the Portfolio is not entitled to exercise its demand rights. As a result, the Portfolio could suffer a loss with respect to these instruments.

When-Issued Securities, Delayed Delivery Transactions and Forward Commitments. A purchase of "when-issued" securities refers to a transaction made conditionally because the securities, although authorized, have not yet been issued. A delayed delivery or forward commitment transaction involves a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

        Investment Strategy. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. Although the Portfolio generally would purchase securities in these transactions with the intention of acquiring the securities, the Portfolio may dispose of such securities prior to settlement if the investment management team deems it appropriate to do so.

        Special Risks. Purchasing securities on a when-issued, delayed delivery or forward commitment basis involves the risk that the value of the securities may decrease by the time they actually are issued or delivered. Conversely, selling securities in these transactions involves the risk that the value of the securities may increase by the time they actually are issued or delivered. These transactions also involve the risk that the counterparty may fail to deliver the security or cash on the settlement date.


TNTC is sometimes referred to as "The Northern Trust Bank" in advertisements and other sales literature.

FOR MORE INFORMATION

Annual/Semiannual Report

Additional information about the Portfolio's investments is available in the Portfolio's annual and semiannual reports to shareholders.

Statement of Additional Information


Additional information about the Portfolio and its policies also is available in the Portfolio's Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (and is legally considered part of this Prospectus).


The Portfolio's annual and semiannual reports and the Additional Statement are available free upon request by calling 800/637-1380.

To obtain other information and for shareholder inquiries:
By telephone -     Call 800/637-1380
By mail -          The Northern Trust Company
                   50 South LaSalle Street
                   Chicago, IL 60675
                   Attention:  Securities Lending (Liquid Assets Portfolio)
On the Internet -  The Portfolio's documents are available online and may be downloaded from the SEC's Web site at sec.gov (text-only).

You may review and obtain copies of Trust documents by visiting the SEC's Public Reference Room in Washington, D.C. You may also obtain copies of Trust documents by sending your request and a duplicating fee to the SEC's Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202/942-8090.


811-03605

                                     PART B

                       STATEMENT OF ADDITIONAL INFORMATION

                          NORTHERN INSTITUTIONAL FUNDS

                             LIQUID ASSETS PORTFOLIO


        This Statement of Additional Information dated April 1, 2005, (the "Additional Statement") is not a prospectus. This Additional Statement should be read in conjunction with the Prospectus dated April 1, 2005, as amended or supplemented from time to time for the shares of the Liquid Assets Portfolio (the "Portfolio") of Northern Institutional Funds (the "Prospectus"). Copies of the Prospectus may be obtained without charge by calling 800/637-1380 (toll-free). Capitalized terms not otherwise defined have the same meaning as in the Prospectus.

        The shares of the Portfolio which are described in this Additional Statement have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any of the states of the United States. The offerings contemplated by this Additional Statement will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.


        This Additional Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of units of the Portfolio in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Portfolio that are inconsistent with those contained in this Additional Statement. Prospective investors should not rely on any information not contained in this Additional Statement.

        This Additional Statement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the shares of the Portfolio described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).

        Prospective investors should not construe the contents of this Additional Statement as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Portfolio for such investor.

        In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

        These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Declaration of Trust of Northern Institutional Funds, the 1933 Act and applicable state securities laws, pursuant to registration or exemption there from.


        The audited financial statements and related report of Ernst & Young LLP, independent registered public accounting firm, contained in the annual report to the Portfolio's shareholders for the fiscal year ended November 30, 2004 are incorporated herein by reference in the section entitled "Financial Statements." No other parts of the annual report are incorporated by reference. Copies of the annual report may be obtained upon request and without charge by calling 800/637-1380 (toll free).

INDEX


                                                                            Page

ADDITIONAL INVESTMENT INFORMATION.............................................3

         Classification and History...........................................3

         Investment Objective and Policies....................................3

         Investment Restrictions.............................................11

         Disclosure of Portfolio Holdings....................................13

ADDITIONAL TRUST INFORMATION.................................................14

         Trustees and Officers...............................................14

         Standing Board Committees...........................................20

         Trustee Ownership of Portfolio Shares...............................21

         Trustee and Officer Compensation....................................22

         Code of Ethics......................................................23

         Investment Adviser, Transfer Agent and Custodian....................23

         Proxy Voting........................................................26

         Co-Administrators and Placement Agent...............................27

         Counsel and Independent Registered Public

         Accounting Firm.....................................................28

         In-Kind Redemptions ................................................28

         Third-Party Fees and Requirements...................................28

PERFORMANCE INFORMATION......................................................29

NET ASSET VALUE..............................................................30

TAXES ... ...................................................................30

         Federal - General Information.......................................31

         State and Local Taxes...............................................31

         Foreign Investors...................................................31

DESCRIPTION OF SHARES........................................................32

FINANCIAL STATEMENTS.........................................................34

OTHER INFORMATION............................................................35

APPENDIX A..................................................................A-1


No person has been authorized to give any information or to make any representations not contained in this Additional Statement or in the Prospectus in connection with the offering of shares made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust or its Placement Agent. The Prospectus does not constitute an offering by the Trust or by the Placement Agent in any jurisdiction in which such offering may not lawfully be made.

An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation government agency. An investment in the Portfolio involves investment risks, including possible loss of principal. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

                        ADDITIONAL INVESTMENT INFORMATION

Classification and History


        Northern Institutional Funds (the "Trust") is an open-end management investment company. The Portfolio is classified as diversified under the Investment Company Act of 1940, as amended (the "1940 Act"). The Portfolio is offered by the Trust exclusively to the securities lending customers of The Northern Trust Company and other affiliated and inaffiliated entities. Shares of the Portfolio are also offered directly to "Accredited Investors" (as defined below) who invest cash collateral of their securities loans. Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act only to such customers who qualify as "Accredited Investors," as defined in Rule 501 of Regulation D. "Accredited Investors" include certain banks, broker dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts. Shares of the Portfolio are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares, however, may be redeemed from the Trust as described under "Purchasing and Selling Shares" on page 10 of the Prospectus.

        It is currently expected that substantially all of the Portfolio's outstanding shares will be owned by investment companies and other persons that are securities lending customers of Northern Trust and other unaffiliated securities lending agents.


        The Portfolio is a series of the Trust, which was formed as a Delaware statutory trust on July 1, 1997 under an Agreement and Declaration of Trust (the "Trust Agreement"). The Trust is the result of a reorganization of a Massachusetts business trust formerly known as The Benchmark Funds on March 31, 1998. The Trust's name was changed from The Benchmark Funds to Northern Institutional Funds on July 15, 1998.

Investment Objective and Policies

        The following supplements the investment objective, strategies and risks of the Portfolio as set forth in the Prospectus. The investment objective of the Portfolio may be changed without the vote of the majority of the Portfolio's outstanding shares. Except as expressly noted below, the Portfolio's investment policies may be changed without shareholder approval.

Asset-Backed (Including Mortgage-Backed) Securities

        To the extent described in the Prospectus, the Portfolio may purchase asset-backed securities, which are securities backed by mortgages, installment contracts, credit card receivables, municipal securities or other financial assets. The investment characteristics of asset-backed securities differ from those of traditional fixed-income securities. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made periodically, thus in effect "passing through" such payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments, and the average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as a result of mortgage prepayments. For this and other reasons, an asset-backed security normally is subject to both call risk and extension risk, and an asset-backed security's stated maturity may be shortened. In addition, the security's total return may be difficult to predict precisely. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

        If an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity. Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments.

        Asset-backed securities acquired by the Portfolio may include collateralized mortgage obligations ("CMOs"). CMOs provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. Issuers of CMOs ordinarily elect to be taxed as pass-through entities known as real estate mortgage investment conduits ("REMICs"). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in a variety of ways, and normally are considered derivative securities. In some cases CMOs may be highly leveraged and very speculative. The Portfolio will not purchase "residual" CMO interests, which normally exhibit greater price volatility.

        There are a number of important differences among the agencies, instrumentalities and sponsored enterprises of the U.S. government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities guaranteed by the Government National Mortgage Association ("Ginnie Mae") include Ginnie Mae Mortgage Pass-Through Certificates, which are guaranteed as to the timely payment of principal and interest by Ginnie Mae and backed by the full faith and credit of the United States, which means that the U.S. government guarantees that the interest and principal will be paid when due. Ginnie Mae is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. Ginnie Mae certificates also are supported by the authority of Ginnie Mae to borrow funds from the U.S. Treasury to make payments under its guarantee.

        Mortgage-backed securities issued by the Federal National Mortgage Association ("Fannie Mae") include Fannie Mae Guaranteed Mortgage Pass-Through Certificates, which are solely the obligations of Fannie Mae and are not backed by or entitled to the full faith and credit of the United States, but are supported by the right of the issuer to borrow from the U.S. Treasury. Fannie Mae is a government-sponsored enterprise owned by private stockholders. Fannie Mae certificates are guaranteed as to timely payment of the principal and interest by Fannie Mae. Mortgage-related securities issued by Federal Home Loan Mortgage Corporation ("Freddie Mac") include Freddie Mac Mortgage Participation Certificates. Freddie Mac is a corporate instrumentality of the United States, created pursuant to an Act of Congress. Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Mac certificates entitle the holder to timely payment of interest, which is guaranteed by Freddie Mac. Freddie Mac guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When Freddie Mac does not guarantee timely payment of principal, Freddie Mac may remit the amount due on account of its guarantee of ultimate payment of principal after default.

        From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating federal sponsorship of Fannie Mae and Freddie Mac. The Trust cannot predict what legislation, if any, may be proposed in the future in Congress as regards to such sponsorship or which proposals, if any, might be enacted. Such proposals, if enacted, might materially and adversely affect the availability of government guaranteed mortgage-backed securities and the Portfolio's liquidity and value.

        Non-mortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which have given debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

        In addition, privately issued mortgage-backed securities (as well as other types of asset-backed securities) do not have the backing of any U.S. government agency, instrumentality or sponsored enterprise. The seller or servicer of the underlying mortgage obligations generally will make representations and warranties to certificate-holders as to certain characteristics of the mortgage loans and as to the accuracy of certain information furnished to the trustee in respect of each such mortgage loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the related certificate-holders in a mortgage loan, the seller or servicer generally will be obligated either to cure the breach in all material respects, to repurchase the mortgage loan or, if the related agreement so provides, to substitute in its place a mortgage loan pursuant to the conditions set forth therein. Such a repurchase or substitution obligation may constitute the sole remedy available to the related certificate-holders or the trustee for the material breach of any such representation or warranty by the seller or servicer. To provide additional investor protection, some mortgage-backed securities may have various types of credit enhancements, reserve funds, subordination provisions or other features.

Commercial Paper, Bankers' Acceptances, Certificates of Deposit, and Bank Notes


        Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties that vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party. Bank notes generally rank junior to deposit liabilities of banks and pari passu with other senior, unsecured obligations of the bank. Bank notes are classified as "other borrowings" on a bank's balance sheet, while deposit notes and certificates of deposit are classified as deposits. Bank notes are not insured by the Federal Deposit Insurance Corporation ("FDIC") or any other insurer. Deposit notes are insured by the FDIC only to the extent of $100,000 per depositor per bank.

        The Portfolio, to the extent such obligations are U.S. dollar denominated, may invest a portion of its assets in the obligations of foreign banks and foreign branches of domestic banks. Such obligations include Eurodollar Certificates of Deposit ("ECDs"), which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits ("ETDs"), which are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits ("CTDs"), which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; Schedule Bs, which are obligations issued by Canadian branches of foreign or domestic banks; Yankee Certificates of Deposit ("Yankee CDs"), which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States; and Yankee Bankers' Acceptances ("Yankee BAs"), which are U.S. dollar-denominated bankers' acceptances issued by a U.S. branch of a foreign bank and held in the United States.


        Commercial paper purchased by the Portfolio may include asset-backed commercial paper. Asset-backed commercial paper is issued by a special purpose entity that is organized to issue the commercial paper and to purchase trade receivables or other financial assets. The credit quality of asset-backed commercial paper depends primarily on the quality of these assets and the level of any additional credit support.

Custodial Receipts for Treasury Securities

        The Portfolio may acquire U.S. government obligations and their unmatured interest coupons that have been separated ("stripped") by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names, including "Treasury Income Growth Receipts" ("TIGRs") and "Certificate of Accrual on Treasury Securities" ("CATS"). The stripped coupons are sold separately from the underlying principal, which is usually sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are ostensibly owned by the bearer or holder), in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. government obligations for federal tax purposes. The Trust is unaware of any binding legislative, judicial or administrative authority on this issue.

Forward Commitments, When-Issued Securities and Delayed-Delivery Transactions

        The Portfolio may purchase securities on a when-issued basis or purchase or sell securities on a forward commitment (sometimes called delayed-delivery) basis. These transactions involve a commitment by the Portfolio to purchase or sell securities at a future date. The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued purchases and forward commitment transactions normally are negotiated directly with the other party.

        The Portfolio will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Portfolio may dispose of or negotiate a commitment after entering into it. The Portfolio also may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. The Portfolio may realize a capital gain or loss in connection with these transactions.

        When the Portfolio purchases securities on a when-issued, delayed-delivery or forward commitment basis, the Portfolio will segregate liquid assets having a value (determined daily) at least equal to the amount of the Portfolio's purchase commitments until three days prior to the settlement date, or will otherwise cover its position. These procedures are designed to ensure that the Portfolio will maintain sufficient assets at all times to cover its obligations under when-issued purchases, forward commitments and delayed-delivery transactions. For purposes of determining the Portfolio's average dollar-weighted maturity, the maturity of when-issued, delayed-delivery or forward commitment securities will be calculated from the commitment date.

Illiquid or Restricted Securities

        The Portfolio may invest up to 10% of its net assets in securities that are illiquid. The Portfolio may purchase commercial paper issued pursuant to
Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act but can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust's Board of Trustees, that an adequate trading market exists. This practice could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities.

Insurance Funding Agreements

        An insurance funding agreement ("IFA") is normally a general obligation of the issuing insurance company and not a separate account. The purchase price paid for an IFA becomes part of the general assets of the insurance company, and the contract is paid from the company's general assets. Generally, IFAs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in IFAs may not exist. Therefore, IFAs will be subject to the Portfolio's limitation on illiquid investments when the Portfolio may not demand payment of the principal amount within seven days and a reliable trading market is absent.

Investment Companies


        With respect to the investments of the Portfolio in the securities of other investment companies, such investments will be limited so that, as determined after a purchase is made, either: (a) not more than 3% of the total outstanding stock of such investment company will be owned by the Portfolio, the Trust as a whole and its affiliated persons (as defined in the 1940 Act); or (b)
(i) not more than 5% of the value of the total assets of the Portfolio will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. Pursuant to an exemptive order, these limits will not apply to the investment of securities lending collateral by the Portfolio in certain investment company portfolios advised by Northern Trust. In addition, pursuant to the exemptive order, the Portfolio may invest its uninvested cash balances in shares of affiliated money market portfolios to the extent that the Portfolio's aggregate investment of such balances in such portfolios does not exceed 25% of the Portfolio's total assets. Investments by the Portfolio in other investment companies, including exchange-traded funds ("ETFs"), will be subject to the limitations of the 1940 Act except as permitted by Securities and Exchange Commission ("SEC") orders. The Portfolio may rely on SEC orders that permit them to invest in certain ETFs beyond the limits contained in the 1940 Act, subject to certain terms and conditions.


        Certain investment companies whose securities are purchased by the Portfolio may not be obligated to redeem such securities in an amount exceeding 1% of the investment company's total outstanding securities during any period of less than 30 days. Therefore, such securities that exceed this amount may be illiquid.

        If required by the 1940 Act, the Portfolio expects to vote the shares of other investment companies that are held by it in the same proportion as the vote of all other holders of such securities.

        The Portfolio may invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, policy and restrictions as the Portfolio. However, the Portfolio currently intends to limit its investments in securities issued by other investment companies to the extent described above. The Portfolio may adhere to other limitations with respect to its investments in securities issued by other investment companies if required or permitted by the SEC or deemed to be in the best interests of the Trust.

Municipal Instruments

        Opinions relating to the validity of municipal instruments and to federal and state tax issues relating to these securities are rendered by bond counsel to the respective issuing authorities at the time of issuance. Such opinions may contain various assumptions, qualifications or exceptions that are reasonably acceptable to the Investment Adviser. Neither the Trust nor the Investment Adviser will review the proceedings relating to the issuance of municipal instruments or the bases for such opinions.

        Municipal instruments generally are issued to finance public works, such as airports, bridges, highways, housing, health-related entities, transportation-related projects, educational programs, water and pollution control and sewer works. They also are issued to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions and for other facilities. Municipal instruments include private activity bonds issued by or on behalf of public authorities. Private activity bonds are or have been issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds also are issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities.

        State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

        Municipal instruments include both "general" and "revenue" obligations. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as lease revenue payments from the user of the facility being financed. Industrial development bonds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of an industrial revenue bond usually is directly related to the credit standing of the private user of the facility involved.

        Within the principal classifications of municipal instruments described above there are a variety of categories, including municipal bonds, municipal notes, municipal leases, asset-backed securities such as custodial receipts and participation certificates. Municipal notes include tax, revenue and bond anticipation notes of short maturity, generally less than three years, which are issued to obtain temporary funds for various public purposes. Municipal leases and participation certificates are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. Participation certificates may represent participation in a lease, an installment purchase contract, or a conditional sales contract. Certain municipal lease obligations (and related participation certificates) may include "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Custodial receipts are underwritten by securities dealers or banks and evidence ownership of future interest payments, principal payments or both on certain municipal securities. Municipal leases (and participations in such leases) present the risk that a municipality will not appropriate funds for the lease payments. The Investment Adviser will determine the credit quality of any unrated municipal leases on an ongoing basis, including an assessment of the likelihood that the leases will not be canceled.

        The Portfolio also may invest in "moral obligation" bonds, which normally are issued by special purpose public authorities. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund (if such a fund has been established), the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.


        The Portfolio may purchase serial bonds and other long-term securities provided that it has a remaining maturity meeting the Portfolio's maturity requirement. The Portfolio also may purchase long-term variable and floating rate bonds (sometimes referred to as "Put Bonds") where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at a par at least every thirteen months. Put Bonds with conditional puts (that is, puts which cannot be exercised if the issuer defaults on its payment obligations) will present risks that are different than those of other municipal instruments because of the possibility that the Portfolio might hold long-term Put Bonds on which defaults occur following acquisition by the Portfolio.

        The Portfolio may acquire securities in the form of custodial receipts evidencing rights to receive a specific future interest payment, principal payment or both on certain municipal obligations. Such obligations are held in custody bank on behalf of the holders of the receipts. These custodial receipts are known by various names, including "Municipal Receipts," "Municipal Certificates of Accrual on Tax-Exempt Securities" ("M-CATS") and "Municipal Zero-Coupon Receipts." The Portfolio also may purchase certificates of participation that, in the opinion of counsel to the issuer, are exempt from regular federal income tax. Certificates of participation are a type of floating or variable rate of obligation that represents interests in a pool of municipal obligations held by a bank.

        An issuer's obligations under its municipal instruments are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal instruments may be materially adversely affected by litigation or other conditions.

        From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal instruments. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor's federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. The Trust cannot predict what legislation, if any, may be proposed in the future in Congress as regards the federal income tax status of interest on municipal instruments or which proposals, if any, might be enacted. Such proposals, if enacted, might materially and adversely affect the availability of municipal instruments for investment by the Portfolio and the Portfolio's liquidity and value. In such an event, the Board of Trustees would reevaluate the Portfolio's investment objectives and policies and consider changes in their structure or possible dissolution.

        Certain of the municipal instruments held by the Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually will be obtained by the issuer of the municipal instrument at the time of its original issuance. In the event that the issuer defaults on an interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors. The Portfolio may invest more than 25% of its total assets in municipal instruments covered by insurance policies.

        Municipal instruments purchased by the Portfolio may be backed by letters of credit or other forms of credit enhancement issued by foreign (as well as domestic) banks and other financial institutions. A change in the credit quality of these banks and financial institutions could, therefore, cause loss to the Portfolio that invests in municipal instruments. Letters of credit and other obligations of foreign financial institutions may involve certain risks in addition to those of domestic obligations.

        The Portfolio may invest in municipal leases, which may be considered liquid under guidelines established by the Trust's Board of Trustees. The guidelines will provide for determination of the liquidity of a municipal lease obligation based on factors including the following: (i) the frequency of trades and quotes for the obligation; (ii) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (iii) the willingness of dealers to undertake to make a market in the security; and (iv) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer. The Investment Adviser, under guidelines approved by the Trust's Board of Trustees, also will consider marketability of a municipal lease obligation based upon an analysis of the general credit quality of the municipality issuing the obligation and the essentiality to the municipality of the property covered by the lease.

        Currently, it is not the intention of the Portfolio to invest more than 25% of the value of its total assets in municipal instruments whose issuers are in the same state.

Repurchase Agreements

        The Portfolio may agree to purchase portfolio securities from financial institutions subject to the seller's agreement to repurchase them at a mutually agreed upon date and price ("repurchase agreements"). Repurchase agreements are considered to be loans under the 1940 Act. Although the securities subject to a repurchase agreement may bear maturities exceeding one year, settlement for the repurchase agreement will never be more than one year after the Portfolio's acquisition of the securities and normally will be within a shorter period of time. Securities subject to repurchase agreements normally are held either by the Trust's custodian or subcustodian (if any), or in the Federal Reserve/Treasury Book-Entry System. The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement in an amount exceeding the repurchase price (including accrued interest). Default by the seller would, however, expose the Portfolio to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations. In addition, in the event of a bankruptcy, the Portfolio could suffer additional losses if a court determines that the Portfolio's interest in the collateral is unenforceable.

Reverse Repurchase Agreements

        The Portfolio may borrow funds by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price ("reverse repurchase agreements"). The Portfolio may use the proceeds of reverse repurchase agreements to purchase other securities either maturing, or under an agreement to resell, on a date simultaneous with or prior to the expiration of the reverse repurchase agreement. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price. The Portfolio will pay interest on amounts obtained pursuant to a reverse repurchase agreement. While reverse repurchase agreements are outstanding, the Portfolio will segregate liquid assets in an amount at least equal to the market value of the securities, plus accrued interest, subject to the agreement.

Stripped Securities

        To the extent consistent with its investment policies, the Portfolio may purchase stripped securities. The Treasury Department has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as "Separate Trading of Registered Interest and Principal of Securities" or "STRIPS." The Portfolio may purchase securities registered under the STRIPS program. Under the STRIPS program, the Portfolio will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

        Other types of stripped securities may be purchased by the Portfolio, including stripped mortgage-backed securities ("SMBS"). SMBS usually are structured with two or more classes that receive different proportions of the interest and principal distributions from a pool of mortgage-backed obligations. A common type of SMBS will have one class receiving all of the interest, while the other class receives all of the principal. However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. If the underlying obligations experience greater than anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment in these securities. The market value of the class consisting entirely of principal payments generally is extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest generally are higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns are also volatile and there is a risk that the initial investment will not be fully recouped. SMBS issued by the U.S. government (or a U.S. government agency, instrumentality or sponsored enterprise) may be considered liquid under guidelines established by the Trust's Board of Trustees if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the net asset value per share.

Supranational Bank Obligations

        The Portfolio, to the extent consistent with its investment policies, may invest in obligations of supranational banks. Supranational banks are international banking institutions designed or supported by national governments to promote economic reconstruction, development or trade among nations (e.g., the World Bank). Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that these commitments will be undertaken or met in the future.

U.S. Government Obligations

        Examples of the types of U.S. government obligations that may be acquired by the Portfolio include U.S. Treasury Bills, Treasury Notes and Treasury Bonds and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Fannie Mae, Ginnie Mae, General Services Administration, Central Bank for Cooperatives, Freddie Mac, Federal Intermediate Credit Banks, and the Maritime Administration.

        Securities guaranteed as to principal and interest by the U.S. government, its agencies, instrumentalities or sponsored enterprises also are deemed to include (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government or any agency, instrumentality or sponsored enterprise thereof, and (ii) participations in loans made to foreign governments or their agencies that are so guaranteed.

        To the extent consistent with its investment objective, the Portfolio may invest in a variety of U.S. Treasury obligations and obligations issued by or guaranteed by the U.S. government or its agencies, instrumentalities or sponsored enterprises. Not all U.S. government obligations carry the same credit support. No assurance can be given that the U.S. government would provide financial support to its agencies, instrumentalities or sponsored enterprises if it were not obligated to do so by law. There is no assurance that these commitments will be undertaken or complied with in the future. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited.

Variable and Floating Rate Instruments


        Variable and floating rate instruments have interest rates that periodically are adjusted either at set intervals or that float at a margin in relation to a generally recognized index rate. These instruments include long-term variable and floating rate bonds (sometimes referred to as "Put Bonds" where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at specified date and leveraged inverse floating rate instruments ("inverse floaters").


        With respect to the variable and floating rate instruments that may be acquired by the Portfolio, the investment management team will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to demand features, will monitor their financial status and ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument meets the Portfolio's quality requirements, the issuer's obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend.

        The Portfolio will invest in variable and floating rate instruments only when the Investment Adviser deems the investment to involve minimal credit risk. Unrated variable and floating rate instruments will be determined by the Investment Adviser to be of comparable quality at the time of the purchase to rated instruments that may be purchased by the Portfolio. In determining weighted average portfolio maturity, an instrument may, subject to the SEC's regulations, be deemed to have a maturity shorter than its nominal maturity based on the period remaining until the next interest rate adjustment or the time the Portfolio involved can recover payment of principal as specified in the instrument.


        Variable and floating rate instruments that may be purchased by the Portfolio include variable amount master demand notes, which permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.


Yields and Ratings

        The yields on certain obligations, including the instruments in which the Portfolio may invest, are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, financial condition of the issuer, size of the offering, maturity of the obligation and ratings of the issue. The ratings of S&P, Dominion, Moody's, and Fitch represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, Rating Service Limited ("Dominon") however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. For a more complete discussion of ratings, see Appendix A to this Additional Statement.

        Subject to the limitations stated in the Prospectus, if a security held by the Portfolio undergoes a rating revision, the Portfolio may continue to hold the security if the Investment Adviser determines such retention is warranted.

Zero Coupon Bonds

        To the extent consistent with its investment objective, the Portfolio may invest in zero coupon bonds. Zero coupon bonds are debt securities issued or sold at a discount from their face value and which do not entitle the holder to any periodic payment of interest prior to maturity or a specified date. The original issue discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves or receipts or certificates representing interests in such stripped debt obligations or coupons. The market prices of zero coupon bonds generally are more volatile than the market prices of interest bearing securities and are likely to respond to a greater degree to changes in interest rates than interest bearing securities having similar maturities and credit quality.

        Zero coupon bonds involve the additional risk that, unlike securities that periodically pay interest to maturity, the Portfolio will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Portfolio may obtain no return at all on its investment. In addition, even though such securities do not provide for the payment of current interest in cash, the Portfolio is nonetheless required to accrue income on such investments for each taxable year and generally is required to distribute such accrued amounts (net of deductible expenses, if any) to avoid being subject to tax. Because no cash generally is received at the time of the accrual, the Portfolio may be required to liquidate other portfolio securities to obtain sufficient cash to satisfy federal tax distribution requirements applicable to the Portfolio.

Investment Restrictions

        The Portfolio is subject to the fundamental investment restrictions enumerated below which may be changed with respect to the Portfolio only by a vote of the holders of a majority of the Portfolio's outstanding shares.

        The Portfolio may not:

        (1) Make loans, except through (a) the purchase of debt obligations in accordance with the Portfolio's investment objective and policies, (b) repurchase agreements with banks, brokers, dealers and other financial institutions, (c) loans of securities, and
                (d) loans to affiliates of the Portfolio to the extent permitted by law.

        (2) Purchase or sell real estate or securities issued by real estate investment trusts, but this restriction shall not prevent the Portfolio from investing directly or indirectly in portfolio instruments secured by real estate or interests therein.

        (3) Invest in commodities or commodity contracts, except that the Portfolio may invest in currency and financial instruments and contracts that are commodities or commodity contracts.

        (4) Invest in companies for the purpose of exercising control or management.

        (5) Act as underwriter of securities (except as the Portfolio may be deemed to be an underwriter under the Securities Act of 1933 in connection with the purchase and sale of portfolio instruments in accordance with its investment objective and portfolio management policies).

        (6) Make any investment inconsistent with the Portfolio's classification as a diversified investment company under the 1940 Act.

        (7) Purchase securities if such purchase would cause more than 25% in the aggregate of the market value of the total assets of the Portfolio to be invested in the securities of one or more issuers having their principal business activities in the same industry, provided that there is no limitation with respect to, and the Portfolio reserves freedom of action, when otherwise consistent with its investment policies, to concentrate its investments in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, obligations (other than commercial paper) issued or guaranteed by U.S. banks and U.S. branches of foreign banks and repurchase agreements and securities loans collateralized by such U.S. government obligations or such bank obligations.

                For the purpose of this restriction, state and municipal governments and their agencies and authorities are not deemed to be industries; as to utility companies, the gas, electric, water and telephone businesses are considered separate industries; personal credit finance companies and business credit finance companies are deemed to be separate industries; and wholly-owned finance companies are considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

        (8) Borrow money, except that to the extent permitted by applicable law (a) the Portfolio may borrow from banks, other affiliated investment companies and other persons, and may engage in reverse repurchase agreements and other transactions which involve borrowings, in amounts up to 33-1/3% of its total assets (including the amount borrowed) or such percentage permitted by law, (b) the Portfolio may borrow up to an additional 5% of its total assets for temporary purposes, (c) the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities, and
                (d) the Portfolio may purchase securities on margin. If due to market fluctuations or other reasons the Portfolio's borrowings exceed the limitations stated above, the Trust will promptly reduce the borrowings of the Portfolio in accordance with the 1940 Act. In addition, as a matter of fundamental policy, the Portfolio will not issue senior securities to the extent such issuance would violate applicable law.

        (9) Notwithstanding any of the Trust's other fundamental investment restrictions (including, without limitation, those restrictions relating to issuer diversification, industry concentration and control), the Portfolio may (a) purchase securities of other investment companies to the full extent permitted under Section 12 of the 1940 Act (or any successor provision thereto) or under any regulation or order of the Securities and Exchange Commission; and (b) invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, policies and fundamental restrictions as the Portfolio.

        For the purposes of Restriction Nos. 1 and 8 above, the Portfolio would be required to file an exemptive application with the SEC and receive the SEC's approval of that application prior to entering into lending or borrowing arrangements with affiliates. As of the date of this filing, the Portfolio had not filed such an exemptive application.


        The freedom of action reserved in Restriction No. 7 with respect to U.S. branches of foreign banks is subject to the requirement that they are subject to the same regulation as domestic branches of U.S. banks, and with respect to foreign branches of U.S. banks is subject to the requirement that the U.S. parent is unconditionally liable on the obligation in the event of a failure to pay. Obligations of U.S. branches of foreign banks and foreign branches of U.S. banks may include certificates of deposit, bank and deposit notes, bankers' acceptances and fixed time deposits. Such obligations will meet the criteria for "Eligible Securities" as described in the Prospectus.

        Except to the extent otherwise provided in Investment Restriction No. 7, for the purpose of such restriction in determining industry classification, the Trust may use any one or more of the following: the Bloomberg Industry Group Classification, Standard & Poors, J.J. Kenny Municipal Purpose Codes, FT Interactive Industrial Codes, Securities Industry Classification Codes or the Global Industry Classification Standard. For the purpose of determining the percentage of the Portfolio's total assets invested in securities of issuers having their principal business activities in a particular industry, an asset-backed security will be classified seperately based upon the nature of its underlying assets.

        Securities held in escrow or seperate accounts in connection with the Portfolio's investment practices described in this Additional Statement and the Prospectus are not deemed to be mortgaged, pledged or hypothecated for purposes of the foregoing restrictions.


        In applying Restriction No. 6 above, a security is considered to be issued by the entity, or entities, whose assets and revenues back the security. A guarantee of a security is not deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the value of the Portfolio's total assets.

        With the exception of the borrowing limits imposed by section 18(f)(1) of the 1940 Act, any restriction which involves a maximum percentage will not be considered violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Portfolio.

        The Portfolio intends, as a non-fundamental policy, to diversify its investments in accordance with current SEC regulations. Investments in the securities of any single issuer (excluding cash, cash items, certain repurchase agreements, U.S. government securities and securities of other investment companies) will be limited to not more than 5% of the value of the Portfolio's total assets at the time of purchase, except that 25% of the value of the total assets of the Portfolio may be invested in the securities of any one issuer for a period of up to three Business Days. A security that has an unconditional guarantee meeting special SEC requirements (a "Guarantee") does not need to satisfy the foregoing issuer diversification requirements that would otherwise apply, but the Guarantee is instead subject to the following diversification requirements: immediately after the acquisition of the security, the Portfolio may not have invested more than 10% of its total assets in securities issued by or subject to Guarantees from the same person, except that the Portfolio may, subject to certain conditions, invest up to 25% of its total assets in securities issued or subject to Guarantees of the same person. This percentage is 100% if the Guarantee is issued by the U.S. government or an agency thereof. In addition, the Portfolio will limit its investments in securities not subject to a Guarantee that are not rated in the highest short-term rating category as determined by two NRSROs (or one NRSRO if the security is rated by only one NRSRO) or, if unrated, are not of comparable quality to First Tier Securities ("Second Tier Securities"), to 5% of its total assets, with investments in any one such issuer being limited to no more than 1% of the Portfolio's total assets or $1 million, whichever is greater, measured at the time of purchase.

        In addition to the foregoing, the Portfolio is subject to other diversification requirements imposed by SEC regulations on the acquisition of securities subject to other types of demand features.

Disclosure of Portfolio Holdings


        The Board of Trustees of the Trust has adopted a policy on disclosure of portfolio holdings, which it believes is in the best interest of the Portfolio's shareholders. The policy provides that neither the Portfolio nor its Investment Adviser, Distributor or any agent, or any employee thereof ("Portfolio Representative") will disclose the Portfolio's portfolio holdings information to any person other than in accordance with the policy. For purposes of the policy, "portfolio holdings information" means the Portfolio's actual portfolio holdings, as well as non-public information about its trading strategies or pending transactions. Under the policy, neither the Portfolio nor any Portfolio Representative may solicit or accept any compensation or other consideration in connection with the disclosure of portfolio holdings information. A Portfolio Representative may provide portfolio holdings information to third parties if such information has been included in the Portfolio's public filings with the SEC.

        Portfolio holdings information that is not filed with the SEC may be provided to third parties only if the third party recipients are required to keep all portfolio holdings information confidential and are prohibited from trading on the information they receive. Disclosure to such third parties must be approved in advance by the Portfolio's Chief Compliance Officer ("CCO"). Disclosure to providers of auditing, custody, proxy voting and other similar services for the Portfolio, as well as rating and ranking organizations, will generally be permitted; however, information may be disclosed to other third parties (including, without limitation, individuals, institutional investors, and intermediaries that sell shares of a Portfolio,) only upon approval by the CCO, who must first determine that the Portfolio has a legitimate business purpose for doing so. In general, each recipient of non-public portfolio holdings information must sign a confidentiality and non-trading agreement, although this requirement will not apply when the recipient is otherwise subject to a duty of confidentiality as determined by the CCO. In accordance with the policy, the identity of those recipients who receive non-public portfolio holdings information on an ongoing basis is as follows: the Investment Adviser and its affiliates, the Portfolio's independent registered public accounting firm, the Portfolio's custodian, the Portfolio's legal counsel, the Portfolio's financial printer- R.R. Donnelley & Sons Company, and the Portfolio's proxy voting service- Institutional Shareholder Services Inc. These entities are obligated to keep such information confidential. Third-party providers of custodial or accounting services to the Portfolio may release non-public portfolio holdings information of the Portfolio only with the permission of Portfolio Representatives. From time to time, portfolio holdings information may be provided to broker-dealers solely in connection with the Portfolio seeking portfolio securities trading suggestions. In providing this information reasonable precautions, including limitations on the scope of the portfolio holdings information disclosed, are taken in an effort to avoid any potential misuse of the disclosed information.

        The portfolio holdings are currently disclosed through required filings with the SEC. The Portfolio files its portfolio holdings with the SEC for each fiscal quarter on Form N-CSR (with respect to each annual period and semiannual period) and Form N-Q (with respect to the first and third quarters of the Portfolio's fiscal year). Shareholders may obtain the Portfolio's Forms N-CSR and N-Q filings on the SEC's Web site at sec.gov. In addition, the Portfolio's Forms N-CSR and N-Q filings may be reviewed and copied at the SEC's public reference room in Washington, DC. You may call the SEC at 1-800-SEC-0330 for information about the SEC's Web site or the operation of the public reference room.

        Under the policy, the Board is to receive information, on a quarterly basis, regarding any other disclosures of non-public portfolio holdings information that were permitted during the preceding quarter.

                          ADDITIONAL TRUST INFORMATION
TRUSTEES AND OFFICERS


        Set forth below is information about the Trustees and Officers of Northern Institutional Funds. Each Trustee has served in that capacity since he or she was originally elected or appointed to the Board of Trustees. As of the date of this Additional Statement, each Trustee oversees a total of 53 portfolios in the Northern Funds Complex - Northern Institutional Funds offers 22 portfolios and Northern Funds offers 31 portfolios.


NON-INTERESTED TRUSTEES


NAME, ADDRESS /(1)/, AGE,
POSITIONS HELD WITH
TRUST AND LENGTH OF
SERVICE AS                                                                                              OTHER DIRECTORSHIPS
TRUSTEE /(2)/                PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS                               HELD BY TRUSTEE/(3)/
-------------------------------------------------------------------------------------------------------------------------------
William L. Bax/(4)/        . Managing Partner of PricewaterhouseCoopers (an accounting firm)            . Sears,& Co. (a
Age: 61                      from 1999 to 2003;                                                           retail company).
Trustee since 2005         . Director of Big Shoulders Fund since 1997;
                           . Director of Children's Memorial Hospital since1997;
                           . Trustee of DePaul University since 1998.

Richard G. Cline           . Chairman and President of Hawthorne Investors, Inc. (a management          . PepsiAmericas
Age: 70                      advisory services and private investment company) since 1996;                (a soft drink bottling
Trustee since 1997         . Managing Partner of Hawthorne Investments, LLC (a management                 company);
                             advisory services and private investment company) since 2001;              . Ryerson Tull, Inc. (a
                           . Managing Member of Hawthorne Investments II, LLC (a private                  metals distribution
                             investments company) since 2004;                                             company).
                           . Chairman and Director of Hussmann International, Inc. (a
                             refrigeration company) from 1998 to 2000.

Edward J. Condon, Jr.      . Chairman and CEO of The Paradigm Group, Ltd. (a financial                  . None
Age: 64                      adviser) since 1993;
Trustee since 1994         . Principal and Co-Founder of Paradigm Capital since 1996;
                           . Senior Partner of NewEllis Ventures since 2001;
                           . Member of the Board of Managers of The Liberty Hampshire
                             Company, LLC (a receivable securitization company)
                             from 1996 to 2001;
                           . Director of Financial Pacific Company (a small business
                             leasing company) from 1998 to 2004;
                           . Member and Director of the Illinois Venture Capital Association
                             since 2001;
                           . Trustee at Dominican University;
                           . Member of the Board of Directors of the Children's Museum;
                           . Member of the Board of Governors, the Metropolitan Club.


(1) Each Trustee may be contacted by writing to the Trustee, c/o Jeffrey A. Dalke, Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996.

(2) Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust's Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-two years, except that a Trustee who also serves as an audit committee financial expert for the Trust shall cease to serve as a Trustee as of the last day of the calendar year in which the Trustee attains the age of seventy-three years.


(3) This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (i.e., public companies) or other investment companies registered under the 1940 Act.

(4)     Mr. Bax was appointed to the Trust as of January 1, 2005.

NAME, ADDRESS /(1)/, AGE,
POSITIONS HELD WITH
TRUST AND LENGTH OF
SERVICE AS                                                                                                OTHER DIRECTORSHIPS
TRUSTEE /(2)/                PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS                                 HELD BY TRUSTEE/(3)/
------------------------------------------------------------------------------------------------------------------------------
William J. Dolan, Jr.      . Financial Consultant, Ernst & Young LLP (an accounting firm)               . None
Age: 72                      from 1992 to 1993 and 1997.
Trustee since 2000

Sharon Gist Gilliam        . Executive Vice President of Unison-Maximus, Inc. (an aviation and          . None
Age: 61                      governmental consulting company).
Trustee since 2001

Sandra Polk Guthman        . CEO of Polk Bros. Foundation (an Illinois not-for-                         . None
Age: 61                      profit corporation) since 1993;
Trustee since 1997         . Director of MBIA Insurance Corp. of Illinois (a municipal bond insurance company) since 1994;
                           . Director of STS Consultants, Ltd. (an employee owned engineering consulting firm).

Michael E. Murphy /(4)/    . President of Sara Lee Foundation (philanthropic organization)              . Coach,Inc.;
Age: 68                      from 1997 to 2001.                                                         . Payless Shoe Source,
Trustee since 2000                                                                                        Inc.(a retail shoe
                                                                                                          store business);
                                                                                                        . GATX Corporation
                                                                                                          (a railroad holding
                                                                                                           company).


(1) Each Trustee may be contacted by writing to the Trustee, c/o Jeffrey A. Dalke, Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996.

(2) Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust's Agreement and Declaration of Trust; or
         (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-two years, except that a Trustee who also serves as an audit committee financial expert for the Trust shall cease to serve as a Trustee as of the last day of the calendar year in which the Trustee attains the age of seventy-three years.


(3) This column includes only directorships of companies required to report to the SEC under the Exchange Act (i.e., public companies) or other investment companies registered under the 1940 Act.

(4) On December 31, 2003, a family limited partnership controlled by Mr. Murphy owned 4,000 shares, and another member of Mr. Murphy's immediate family owned 1,000 shares, of Northern Trust Corporation with an approximate value of $230,000. These shares represented less than 1% of the outstanding shares of Northern Trust Corporation. In July 2004, these shares were sold. In addition, prior to March 2004, Mr. Murphy was a member of the governing board of three privately-offered investment companies that were advised and/or distributed by NTI or its affiliates.

NAME, ADDRESS /(1)/, AGE,
POSITIONS HELD WITH
TRUST AND LENGTH OF
SERVICE AS                                                                                              OTHER DIRECTORSHIPS
TRUSTEE /(2)/              PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS                                 HELD BY TRUSTEE./(3)/
------------------------------------------------------------------------------------------------------------------------------------
Richard P. Strubel         . Vice Chairman, President, and Chief Operating Officer of UNext Inc.        . Gildan Activewear,
Age: 65                      (a provider of educational services via the Internet) since 2003 and 1999,   Inc. (an athletic
Trustee since 1982           respectively;                                                                clothing
                           . Director of Cantilever Technologies (a private software company)             marketing and
                             since 1999.                                                                  manufacturing company);
                                                                                                        . Goldman Sachs Mutual
                                                                                                          Fund Complex (63
                                                                                                          portfolios);
                                                                                                        . Goldman Sachs Closed-End
                                                                                                          Fund.
INTERESTED TRUSTEES

Mary Jacobs Skinner,       . Partner in the law firm of Sidley Austin Brown & Wood.                     . None
Esq./(4)/
Age: 47
Trustee since 2000

Stephen Timbers /(4)/      . Vice Chairman of Northern Trust Corporation and The Northern               . USF Corporation;
Age: 60                                                                                                 . Calamos Mutual Fund
Trustee since 2000         . President, Chief Executive Officer of Northern Trust                         Complex (8 portfolios);
                             Investments, N.A. from 2001 to 2004;                                       . Calamos Closed-End Funds.
                           . President of Northern Trust Global Investments, a division of
                             Northern Trust Corporation and Executive Vice President of
                             The Northern Trust Company from 1998 to 2003.


(1) Each Trustee may be contacted by writing to the Trustee, c/o Jeffrey A. Dalke, Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996.

(2) Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust's Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year of the Trust in which he or she attains the age of seventy-two years, except that a Trustee who also serves as an audit committee financial expert for the Trust shall cease to serve as a Trustee as of the last day of the calendar year in which the Trustee attains the age of seventy-three years.


(3) This column includes only directorships of companies required to report to the SEC under the Exchange Act (i.e., public companies) or other investment companies registered under the 1940 Act.

(4) An "interested person," as defined by the 1940 Act. Ms. Skinner is deemed to be an "interested" Trustee because her law firm provides legal services to Northern Trust Corporation and its affiliates, and because she owns shares of Northern Trust Corporation. Mr. Timbers is deemed to be an "interested" Trustee because he is a former officer, director, employee, and is a shareholder, of Northern Trust Corporation and/or its affiliates.

OFFICERS OF THE TRUST


NAME, ADDRESS, AGE,
POSITIONS HELD WITH
TRUST AND LENGTH OF
SERVICE /(1)/                                                 PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
Lloyd A. Wennlund            Executive Vice President since 2003 and Director since 2001 of Northern Trust Investments, N.A.;
Age: 47                      Executive Vice President and other positions at The Northern Trust Company, President of Northern Trust
50 South LaSalle Street      Securities, Inc., and Managing Executive, Mutual Funds for Northern Trust Global Investments since
Chicago, IL  60675           1989.
President since 2000

Eric K. Schweitzer           Senior Vice President at Northern Trust Investments, N.A. since 2001 and Senior Vice President at The
Age: 43                      Northern Trust Company and the Director of Distribution, Product Management and Client Services in the
50 South LaSalle Street      Mutual Fund Group of Northern Trust Global Investments since 2000; Managing Director of Mutual Funds
Chicago, IL  60675           for US Bancorp from 1997 to 2000.
Vice President since 2000

Stuart Schuldt               Senior Vice President and Division Manager of Fund Administration and Fund Accounting, The Northern
Age: 43                      Trust Company since 1998.
50 South LaSalle Street
Chicago, IL  60675
Treasurer since 2005

Susan J. Hill                Senior Vice President of Compliance of Northern Trust Global Investments Administration since 2004;
Age: 48                      Vice President of Compliance of Northern Trust Global Investments Administration from 2000 to 2004;
50 South LaSalle Street      Vice President at Van Kampen Investments from 1992 to 2000.
Chicago, IL  60675
Chief Compliance Officer
since 2004

Wes L. Ringo                 Senior Vice President of Northern Trust Investments, N.A. and Compliance Director of Northern Trust
Age: 54                      Securities, Inc. since 2001; Managing Director, Assistant General Counsel and Director of Regulatory
50 South LaSalle Street      Affairs of U.S. Bancorp. Piper Jaffrey from 1996 to 2001.
Chicago, IL  60675
Anti-Money Laundering
Compliance Officer since
2002

Brian Ovaert                 Senior Vice President and Department Head at The Northern Trust Company overseeing Fund Accounting,
Age: 43                      Transfer Agent and Fund Administration functions since 1998.
50 Bank Street
Canary Wharf
London, E145NT
Assistant Treasurer since
2005



(1) Officers hold office at the pleasure of the Board of Trustees until the next annual meeting of the Trust or until their successors are duly elected and qualified, or until they die, resign, are removed or become disqualified.

NAME, ADDRESS, AGE,
POSITIONS HELD WITH
TRUST AND LENGTH OF
SERVICE /(1)/                                          PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
Jeffrey A. Dalke, Esq.       Partner in the law firm of Drinker Biddle & Reath LLP.
Age: 54
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996
Secretary since 2000

Linda J. Hoard, Esq.         Senior Counsel and Vice President at PFPC Inc. since 1998.
Age: 57
99 High Street, 27th Floor
Boston, MA 02110
Assistant Secretary
since 1999

Lori V. O'Shaughnessy, Esq.  Counsel and Vice President at PFPC Inc. since 2005; Associate Counsel and Director at PFPC Inc.
Age: 33                      from 2002 to 2005; Associate Counsel at Investors Bank & Trust Company, a financial service
99 High Street, 27th Floor   provider from 2001 to 2002; Manager in the Regulatory Administration Department of PFPC Inc. prior
Boston, MA 02110             thereto.
Assistant Secretary
since 2003


(1) Officers hold office at the pleasure of the Board of Trustees until the next annual meeting of the Trust or until their successors are duly elected and qualified, or until they die, resign, are removed or become disqualified.

        Certain of the Trustees and officers and the organizations with which they are associated have had in the past, and may have in the future, transactions with Northern Trust Corporation, PFPC Inc. ("PFPC"), Northern Funds Distributors, LLC and their respective affiliates. The Trust has been advised by such Trustees and officers that all such transactions have been and are expected to be in the ordinary course of business and the terms of such transactions, including all loans and loan commitments by such persons, have been and are expected to be substantially the same as the prevailing terms for comparable transactions for other customers. As a result of the responsibilities assumed by the Trust's service providers, the Trust itself requires no employees.

        Each officer holds comparable positions with Northern Funds and certain officers hold comparable positions with certain other investment companies of which Northern Trust Corporation, PFPC or an affiliate thereof is the investment adviser, custodian, transfer agent, administrator and/or distributor.

Standing Board Committees

        The Board of Trustees has established three standing committees in connection with their governance of the Portfolio: Audit, Governance and Valuation.


        The Audit Committee consists of five members: Messrs. Condon (Chairman), Bax, Dolan and Strubel and Ms. Gilliam. The Audit Committee oversees the audit process and provides assistance to the full Board of Trustees with respect to fund accounting, tax compliance and financial statement matters. In performing its responsibilities, the Audit Committee selects and recommends annually to the entire Board of Trustees an independent registered public accounting firm to audit the books and records of the Trust for the ensuing year, and reviews with the firm the scope and results of each audit. The Audit Committee also is designated as the Qualified Legal Compliance Committee. The Audit Committee convenes at least four times each year to meet with the independent registered public accounting firm to review the scope and results of the audit and to discuss other non-audit matters as requested by the Trust's Chairman, the Committee Chairman or the independent registered public accounting firm. During the fiscal year ended November 30, 2004, the Audit Committee convened four times.


        The Governance Committee consists of three members: Ms. Guthman (Chairperson) and Messrs. Dolan and Strubel. The functions performed by the Governance Committee include, among other things, selecting and nominating candidates to serve as non-interested Trustees, reviewing and making recommendations regarding Trustee compensation and developing policies regarding Trustee education. During the fiscal year ended November 30, 2004, the Governance Committee convened five times. As stated above, each Trustee holds office for an indefinite term until the occurrence of certain events. In filling Board vacancies, the Governance Committee will consider nominees recommended by shareholders. Nominee recommendations should be submitted to the Trust at its mailing address stated in the Portfolio's Prospectus and should be directed to the attention of Northern Institutional Funds Governance Committee.


        The Valuation Committee consists of three members: Messrs. Murphy (Chairman) and Timbers and Ms. Skinner. The Valuation Committee is authorized to act for the Board in connection with the valuation of portfolio securities of the Trust's portfolios in accordance with the Trust's valuation procedures. During the fiscal year ended November 30, 2004, the Valuation Committee convened four times.

Trustee Ownership of Portfolio Shares


        Shares of the Portfolio are offered exclusively to securities lending customers of the Northern Trust Company and its affiliated and unaffiliated entities. Shares of the Portfolio are also offered to "Accredited Investors" investing directly in cash collateral securing their securities loans. For this reason, the Trustees may not make direct investments in the Portfolio. The following table shows the dollar range of shares owned by each Trustee in the Portfolio and other Portfolios of Northern Institutional Funds and Northern Funds.



                       Information as of December 31, 2004

                                                     Aggregate Dollar Range of
                         Dollar Range of Equity       Equity Securities in All
                          Securities in each         Portfolios in Mutual Fund
Name of Trustee                Portfolio             Family Overseen by Trustee*
---------------------    ----------------------      ---------------------------
William L. Bax**                  None                           None
Richard G. Cline                  None                      Over $100,000
Edward J. Condon, Jr.             None                      Over $100,000
William J. Dolan, Jr.             None                    $50,001 - $100,000
Sharon Gist Gilliam               None                           None
Sandra Polk Guthman               None                      Over $100,000
Michael E. Murphy                 None                      Over $100,000
Mary Jacobs Skinner               None                      Over $100,000
Richard P. Strubel                None                      Over $100,000
Stephen B. Timbers                None                      Over $100,000

----------
* The Northern Mutual Fund Complex consists of Northern Institutional Funds and Northern Funds. As of December 31, 2004, Northern Institutional Funds offered 23 portfolios and Northern Funds offered 29 portfolios.

**   Mr. Bax was appointed to the Trust as of January 1, 2005.

Trustee and Officer Compensation

        The Trust pays each Trustee who is not an officer, director or employee of Northern Trust Corporation or its subsidiaries annual fees for his or her services as a Trustee of the Trust and as a member of Board committees, plus additional fees for Board and Committee meetings attended by such Trustee. In recognition of their services, the fees paid to the Board and Committee chairpersons are larger than the fees paid to other members of the Trust's Board and Committees. The Trustees are also reimbursed for travel expenses incurred in connection with attending such meetings. The Trust also may pay the incidental costs of a Trustee to attend training or other types of conferences relating to the investment company industry.

        The following table sets forth certain information with respect to the compensation of each Trustee of the Trust for the fiscal year ended November 30, 2004:


                                                         Total Compensation from
                                                         Fund Complex (including
                            Liquid Assets Portfolio         the Portfolio)/(1)/
                            -----------------------      -----------------------
William L. Bax/(2)/                  $N/A                          $N/A
Richard G. Cline                     4,125                       165,000
Edward J. Condon, Jr.                3,375                       135,000
William J. Dolan, Jr.                2,253                     132,500/(3)/
Sandra Polk Guthman                  3,250                       130,000
Sharon Gist Gilliam                  2,938                       117,500
Michael E. Murphy                    3,250                       130,000
Mary Jacobs Skinner                  2,875                     115,000/(4)/
Richard P. Strubel                   3,250                       130,000
Stephen B. Timbers/(5)/              3,313                        90,137



1 As of December 31, 2004, the Northern Mutual Fund Complex consisted of Northern Institutional Funds (23 portfolios) and Northern Funds (29 portfolios).
2       Mr. Bax was appointed to the Board of Trustees as of January 1, 2005.
3 As of December 31, 2004, Mr. Dolan has accumulated deferred compensation of $71,550, of which Mr. Dolan has earned $1,099.06 in accrued interest.
4 As of December 31, 2004, Ms. Skinner has accumulated deferred compensation of $96,500, of which Ms. Skinner has earned $997.04 in accrued interest.
5 Mr. Timbers began receiving payment from the Portfolio for his service in April, 2004.


        The Trust does not provide pension or retirement benefits to its Trustees.

        Effective October 29, 2002, each Trustee became entitled to participate in the Northern Institutional Funds Deferred Compensation Plan (the "Plan"). Under the Plan, a Trustee may elect to have his or her deferred fees treated as if they had been invested by the Trust in the shares of the Northern Institutional Funds Diversified Assets Portfolio and/or at the discretion of the Trust, another money market fund selected by the Trust that complies with the provisions of Rule 2a-7 under the 1940 Act or one or more short-term fixed income instruments selected by the Trust that are "eligible securities" as defined by that rule. The amount paid to the Trustees under the Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees will not obligate the Trust to retain the service of any Trustee or obligate the Portfolio to any level of compensation to the Trustee. The Trust may invest in underlying securities without shareholder approval.


         The Trust's officers do not receive fees from the Trust for services in such capacities, although PFPC, of which certain of the Trust's officers are also officers (except Ms. Hill and Messrs. Dalke, Ovaert, Ringo, Schuldt, Schweitzer and Wennlund), receives fees from the Trust for administrative services. Drinker Biddle & Reath LLP, of which Mr. Dalke is a partner, receives fees from the Trust for legal services. Northern Trust Corporation and/or its affiliates, of which Ms. Hill and Messrs. Ovaert, Ringo, Schuldt, Schweitzer and Wennlund are officers, receive fees from the Trust as Investment Adviser, Co-Administrator, Custodian and Transfer Agent.

Code of Ethics

        The Trust, its Investment Adviser and the principal underwriter have adopted codes of ethics (the "Codes of Ethics") under Rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities, including securities that may be purchased or held by the Trust.

Investment Adviser, Transfer Agent and Custodian

        Northern Trust Investments, N.A. ("NTI" or "Investment Adviser," formerly known and conducting business as Northern Trust Investments, Inc.), a direct subsidiary of The Northern Trust Company ("TNTC"), an Illinois state chartered bank, serves as the Investment Adviser of the Portfolio. TNTC is a direct wholly-owned subsidiary of Northern Trust Corporation, a bank holding company. NTI and TNTC are located at 50 South LaSalle Street, Chicago, Illinois 60675. Unless otherwise indicated, NTI and TNTC are referred to collectively in this Additional Statement as "Northern Trust."

        TNTC is an Illinois state chartered banking organization and a member of the Federal Reserve System. Formed in 1889, it administers and manages assets for individuals, personal trusts, defined contribution and benefit plans and other institutional and corporate clients. It is the principal subsidiary of Northern Trust Corporation, a bank holding company. NTI is an investment adviser registered under the Investment Advisers Act of 1940. It primarily manages assets for defined contribution and benefit plans, investment companies and other institutional investors.


         Northern Trust Corporation, through its subsidiaries, has for more than 100 years managed the assets of individuals, charitable organizations, foundations and large corporate investors, and as of December 31, 2004, administered in various capacities approximately $2.6 trillion of assets, including approximately $571.9 billion of assets for which Northern Trust and its affiliates had investment management responsibilities.


         Under the Advisory Agreement with the Trust, the Investment Adviser, subject to the general supervision of the Trust's Board of Trustees, makes decisions with respect to and places orders for all purchases and sales of portfolio securities for the Portfolio. In connection with portfolio transactions for the Portfolio, which are generally done at a net price without a broker's commission, the Advisory Agreement with the Trust provides that the Investment Adviser shall attempt to obtain the best net price and execution.


        On occasions when the Investment Adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other fiduciary or agency accounts, the Agreement provides that the Investment Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for such investment portfolio with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio and other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Portfolio or the amount of the securities that are able to be sold for the Portfolio.



        For the fiscal years ended November 30, 2004, 2003 and 2002, all portfolio transactions for the Portfolio were executed on a principal basis and, therefore, no brokerage commissions were paid by the Portfolio. Purchases by the Portfolio from underwriters of portfolio securities, however, normally include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include the spread between the dealer's cost for a given security and the resale price of the security.

        During the fiscal year ended November 30, 2004, the Liquid Asset Portfolio acquired and sold securities of Citigroup, Inc., Credit Suisse First Boston Corp., Deutsche Bank, Goldman Sachs Group, Inc., Merrill Lynch & Co. and UBS-Warburg each a regular broker/dealer. At November 30, 2004, the Liquid Asset Portfolio owned the following amounts of securities of its regular broker/dealers, as defined in Rule 10b-1 under the 1940 Act, or their parents:
Citicorp Securities, Inc., with an approximate aggregate market value of $77,866,000; Credit Suisse First Boston Corp. with an approximate aggregate market value of $155,001,000; Lehman Brothers, Inc., with an approximate aggregate market value of $80,000,000; Merrill Lynch & Co., Inc., Inc., with an approximate aggregate market value of $145,033,000; and UBS-Warburg, with an approximate aggregate market value of $146,648,000.

        The Advisory Agreement provides that the Investment Adviser may render similar services to others so long as its services under the Advisory Agreement are not impaired thereby. The Advisory Agreement also provides that the Trust will indemnify the Investment Adviser against certain liabilities (including liabilities under the federal securities laws relating to untrue statements or omissions of material fact and actions that are in accordance with the terms of the Agreement) or, in lieu thereof, contribute to resulting losses.

        The Prospectus describes the compensation payable by the Portfolio to NTI for its investment advisory services.


        Under its Transfer Agency Agreement with the Trust, TNTC as Transfer Agent has undertaken to perform some or all of the following services: (i) answer customer inquiries regarding the current yield of, and certain other matters (e.g., account status information) pertaining to, the Trust, (ii) process purchase and redemption transactions and the disbursement of the proceeds of redemptions, (iii) provide periodic statements showing account balances, (iv) mail reports and proxy materials to shareholders, (v) provide information in connection with the preparation by the Trust of various regulatory reports and prepare reports to the Trustees and management, (vi) answer inquiries (including requests for prospectuses and statements of additional information, and assistance in the completion of new account applications) from investors and respond to all requests for information regarding the Trust (such as current price, recent performance, and yield data) and questions relating to accounts of investors (such as possible errors in statements, and transactions), (vii) respond to and seek to resolve all complaints of investors with respect to the Trust or their accounts, (viii) furnish proxy statements and proxies, annual and semiannual financial statements, and dividend, distribution and tax notices to investors, (ix) furnish the Trust with all pertinent Blue Sky information, (x) perform all required tax withholding, (xi) preserve records, and (xii) furnish necessary office space, facilities and personnel. The Transfer Agent may appoint one or more sub-transfer agents in the performance of its services.


        As compensation for the services rendered by the Transfer Agent under the Transfer Agency Agreement with respect to the shares described in this Additional Statement and the assumption by the Transfer Agent of related expenses, TNTC is entitled to a fee from the Trust, calculated daily and payable monthly, at an annual rate equal to $18 for each subaccount relating to such shares of the Portfolio. This fee is subject to annual upward adjustments based on increases in the Consumer Price Index for All Urban Consumers, provided that the Transfer Agent may permanently or temporarily waive all or any portion of any upward adjustment. The Transfer Agent's affiliates and correspondent banks may receive compensation for performing the services described in the preceding paragraph that the Transfer Agent would otherwise receive. Conflict-of-interest restrictions under state and federal law (including the Employee Retirement Income Security Act of 1974) may apply to the receipt by such affiliates or correspondent banks of such compensation in connection with the investment of fiduciary funds in shares of the Portfolio.

        Under its Custodian Agreement with the Trust, TNTC (i) holds the Portfolio's cash and securities, (ii) maintains such cash and securities in separate accounts in the name of the Portfolio, (iii) makes receipts and disbursements of funds on behalf of the Portfolio, (iv) receives, delivers and releases securities on behalf of the Portfolio, (v) collects and receives all income, principal and other payments in respect of the Portfolio's investments held by the Custodian, and (vi) maintains the accounting records of the Trust. The Custodian may employ one or more subcustodians, provided that the Custodian, subject to certain monitoring responsibilities, shall have no more responsibility or liability to the Trust on account of any action or omission of any subcustodian so employed than such subcustodian has to the Custodian. The Custodian also may appoint agents to carry out such of the provisions of the Custodian Agreement as the Custodian may from time to time direct.

        As compensation for the services rendered to the Trust by the Custodian with respect to the Portfolio, and the assumption by the Custodian of certain related expenses, the Custodian is entitled to payment from the Trust as follows: (i) $18,000 annually for the Portfolio, plus (ii) 1/100th of 1% annually of the Portfolio's average daily net assets to the extent they exceed $100 million, plus (iii) a fixed dollar fee for each trade in portfolio securities, plus (iv) a fixed dollar fee for each time that the Custodian receives or transmits funds via wire, plus (v) reimbursement of expenses incurred by the Custodian for telephone, postage, courier fees, office supplies and duplicating. The fees referred to in clauses (iii) and (iv) are subject to annual upward adjustments based on increases in the Consumer Price Index for All Urban Consumers, provided that the Custodian may permanently or temporarily waive all or any portion of any upward adjustment.

        The Custodian's fees under the Custodian Agreement are subject to reduction based on the Portfolio's daily uninvested U.S. cash balances (if any).


        The Advisory Agreement most recently was approved with respect to the Portfolio by the Trustees, including a majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" (as such term is defined in the 1940 Act) of any party thereto (the "non-interested Trustees"), on February 11, 2005. At meetings held on October 26, 2004 and February 10-11, 2005, the Board of Trustees reviewed the written and oral presentations provided by the Investment Adviser in connection with the Trustees' consideration of the Advisory Agreement. The Trustees also reviewed, with the advice of independent legal counsel, their responsibilities under applicable law. As part of their review, the Trustees considered the nature, extent and quality of the services provided by the Investment Adviser. In this regard, the Trustees considered both the investment advisory services, and the other, non-advisory services, that are provided to the Portfolio by the Investment Adviser and its affiliates. These services include services as the Portfolio's custodian, transfer agent and co-administrator. The Trustees also considered that many of the Portfolio's shareholders are securities lending clients of TNTC. The Trustees believed that the Investment Adviser had allocated substantial resources and personnel, and had made significant financial commitments, to the investment management and other operations of the Portfolio, and was able to provide quality services to the Portfolio. The Trustees also believed that the Investment Adviser had made significant commitments to address new regulatory compliance requirements applicable to the Portfolio and the Investment Adviser.

        In addition, the Trustees considered the investment performance of the Portfolio and the Investment Adviser. In this regard, the Trustees compared the Portfolio's investment performance to the performance of other SEC-registered money market funds and rankings compiled by a third party consultant. The Trustees considered this investment performance in light of the investment credit parameters applicable to the Portfolio and the institutional investor base the Portfolio is intended to serve.

        In addition, the Trustees considered the Portfolio's contractual advisory fee rate; the Portfolio's total operating expense ratio; and the Investment Adviser's voluntary fee waivers and expense reimbursements with respect to the Portfolio. The Trustees also considered the fees paid by the Portfolio to the Investment Adviser and its affiliates for custodial, transfer agency and co-administration services, and noted that during the past fiscal year the Investment Adviser had waived all of the investment advisory fee payable by the Portfolio. Further, the Trustees reviewed information regarding economies of scale. In this regard, the Trustees considered the amount of assets in the Portfolio; the information provided by the Investment Adviser relating to the costs of the services provided by the Investment Adviser and its affiliates and the profits realized by them; and information comparing fee rates charged by the Investment Adviser (which do not include fee breakpoints) with fee rates charged by other, unaffiliated investment managers to their clients.

        Information on the services rendered by the Investment Adviser to the Portfolio, the amounts paid by the Portfolio under the Advisory Agreement and the Portfolio's total operating expense ratio were compared to similar information for other money market funds advised by the Investment Adviser and other, unaffiliated investment management firms. These comparisons assisted the Trustees in evaluating the reasonableness of the investment advisory fees paid by the Portfolio.

        After deliberation, the Trustees concluded that the fees paid by Portfolio were reasonable, and that the Advisory Agreement should be re-approved and continued.

        Unless sooner terminated, the Advisory Agreement, Transfer Agency Agreement and Custodian Agreement will each continue in effect with respect to the Portfolio until April 30, 2006, and thereafter for successive 12-month periods, provided that the continuance is approved at least annually (i) by the vote of a majority of the Trustees who are not parties to the agreement or "interested persons" (as such term is defined in the 1940 Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval and (ii) by the Trustees or by the vote of a majority of the outstanding shares of the Portfolio (as defined below under "Other Information"). Each agreement is terminable at any time without penalty either by the Trust (by specified Trustee or shareholder action) on 60 days' written notice to Northern Trust or NTI, or by Northern Trust or NTI on 60 days' written notice to the Trust.


        For the fiscal year ended November 30 as indicated, the amount of advisory fees incurred by the Portfolio (after fee waivers) was as follows:


                                 2004                  2003                 2002
                                 ----                  ----                 ----
Liquid Assets Portfolio            $0                    $0                   $0


In addition, for the fiscal years ended November 30, 2004, 2003 and 2002 ,the Investment Adviser waived advisory fees with respect to the Liquid Assets Portfolio in the amount of $4,118,363, $2,548,977 and $1,657,517, respectively.

For the fiscal year ended November 30 as indicated the amount of transfer agency fees incurred by the Portfolio was as follows:


                                 2004                  2003                 2002
                                 ----                  ----                 ----
Liquid Assets Portfolio            $0                    $0                   $0


For the fiscal year ended November 30 as indicated, the amount of custodian fees incurred by the Portfolio was as follows:


                                 2004                  2003                 2002
                                 ----                  ----                 ----
Liquid Assets Portfolio            $0                    $0                   $0

        TNTC and its affiliates may act as an underwriter of various securities. Under the 1940 Act, the Portfolio is precluded, subject to certain exceptions, from purchasing in the primary market those securities with respect to which TNTC or an affiliate is serving as a principal underwriter. In the opinion of TNTC, this limitation will not significantly affect the ability of the Portfolio to pursue its respective investment objectives.


        Under a Service Mark License Agreement (the "Agreement") with the Trust, Northern Trust Corporation has agreed that the name "Northern Institutional Funds" may be used in connection with the Trust's business on a royalty free basis. Northern Trust Corporation has reserved to itself the right to grant the non-exclusive right to use the name "Northern Institutional Funds" to any other person. The Agreement provides that at such time as the Agreement is no longer in effect, the Trust will cease using the name "Northern Institutional Funds".


Proxy Voting


         The Trust, on behalf of the Portfolio, has delegated the voting of portfolio securities to Northern Trust in its capacity as Investment Adviser. Northern Trust has adopted proxy voting policies and procedures (the "Proxy Voting Policy") for the voting of proxies on behalf of client accounts for which Northern Trust has voting discretion, including the Portfolio. Under the Proxy Voting Policy, shares are to be voted in the best interests of the Portfolio.

        Normally, Northern Trust exercises proxy voting discretion on particular types of proposals in accordance with guidelines (the "Proxy Guidelines") set forth in the Proxy Voting Policy. The Proxy Guidelines address, for example, proposals to classify the board of directors, to eliminate cumulative voting, to limit management's ability to alter the size of the board, to require shareholder ratification of poison pills, to require a supermajority shareholder vote for charter or by-law amendments and mergers or other significant business combinations, to provide for director and officer indemnification and liability protection, to increase the number of authorized shares, to create or abolish preemptive rights, to approve executive and director compensation plans, to limit executive and director pay, to opt in or out of state takeover statutes and to approve mergers, acquisitions, corporate restructuring, spin-offs, assets sales or liquidations.

        A Proxy Committee comprised of senior Northern Trust investment and compliance officers has the responsibility for the content, interpretation and application of the Proxy Guidelines. In addition, Northern Trust has retained an independent third party (the "Service Firm") to review proxy proposals and to make voting recommendations to the Proxy Committee in a manner consistent with the Proxy Guidelines. The Proxy Committee may apply these Proxy Guidelines with a measure of flexibility. Accordingly, except as otherwise provided in the Proxy Voting Policy, the Proxy Committee may vote proxies contrary to the recommendations of the Service Firm if it determines that such action is in the best interests of the Portfolio. In exercising its discretion, the Proxy Committee may take into account a variety of factors relating to the matter under consideration, the nature of the proposal and the company involved. As a result, the Proxy Committee may vote in one manner in the case of one company and in a different manner in the case of another where, for example, the past history of the company, the character and integrity of its management, the role of outside directors, and the company's record of producing performance for investors justifies a high degree of confidence in the company and the effect of the proposal on the value of the investment. Similarly, poor past performance, uncertainties about management and future directions, and other factors may lead the Proxy Committee to conclude that particular proposals present unacceptable investment risks and should not be supported. The Proxy Committee also evaluates proposals in context. A particular proposal may be acceptable standing alone, but objectionable when part of an existing or proposed package. Special circumstances also may justify casting different votes for different clients with respect to the same proxy vote.

        Northern Trust occasionally may be subject to conflicts of interest in the voting of proxies due to business or personal relationships with persons having an interest in the outcome of certain votes. For example, Northern Trust may provide trust, custody, investment management, brokerage, underwriting, banking and related services to accounts owned or controlled by companies whose management is soliciting proxies. Occasionally, Northern Trust also may have business or personal relationships with other proponents of proxy proposals, participants in proxy contests, corporate directors or candidates for directorships. Northern Trust also may be required to vote proxies for securities issued by Northern Trust Corporation or its affiliates or on matters in which Northern Trust has a direct financial interest, such as shareholder approval of a change in the advisory fees paid by the Portfolio. Northern Trust seeks to address such conflicts of interest through various measures, including the establishment, composition and authority of the Proxy Committee and the retention of the Service Firm to perform proxy review and vote recommendation functions. The Proxy Committee has the responsibility of determining whether a proxy vote involves a potential conflict of interest and how the conflict should be addressed in conformance with the Proxy Voting Policy. The Proxy Committee may resolve such conflicts in any of a variety of ways, including the following: voting in accordance with the vote recommendation of the Service Firm; voting in accordance with the recommendation of an independent fiduciary appointed for that purpose; voting pursuant to client direction by seeking instructions from the Board of Trustees of the Trust; or by voting pursuant to a "mirror voting" arrangement under which shares are voted in the same manner and proportion as shares over which Northern Trust does not have voting discretion. The method selected by the Proxy Committee may vary depending upon the facts and circumstances of each situation.

        Northern Trust may choose not to vote proxies for the Portfolio in certain situations. This may occur, for example, in situations where the exercise of voting rights could restrict the ability to freely trade the security in question (as is the case, for example, in certain foreign jurisdictions known as "blocking markets").

        A description of Northern Institutional Funds' Proxy Voting Policies and Procedures and the Portfolio's portfolio securities voting record for the 12-month period ended June 30 is available upon request and without charge by visiting Northern Institutional Funds' Web site at northerninstitutionalfunds.com or the SEC's Web site at sec.gov or by calling 800/637-1380.

Co-Administrators and Placement Agent


        NTI and PFPC (the "Co-Adminstrators"), 4400 Computer Drive, Westborough, Massachusetts 01581, act as co-administrators for the Portfolio under a Co-Administration Agreement with the Trust. Subject to the general supervision of the Trust's Board of Trustees, the Co-Administrators provide supervision of all aspects of the Trust's non-investment advisory operations and perform various corporate secretarial, treasury and blue sky services, including but not limited to: (i) maintaining office facilities and furnishing corporate officers for the Trust; (ii) furnishing data processing services, clerical services, and executive and administrative services and standard stationery and office supplies; (iii) performing all functions ordinarily performed by the office of a corporate treasurer, and furnishing the services and facilities ordinarily incident thereto, such as expense accrual monitoring and payment of the Trust's bills, preparing monthly reconciliation of the Trust's expense records, updating projections of annual expenses, preparing materials for review by the Board of Trustees and compliance testing; (iv) preparing and submitting reports to the Trust's shareholders and the SEC; (v) preparing and printing financial statements; (vi) preparing monthly Portfolio profile reports; (vii) preparing and filing the Trust's federal and state tax returns (other than those required to be filed by the Trust's Custodian and Transfer Agent) and providing shareholder tax information to the Trust's Transfer Agent; (viii) assisting in marketing strategy and product development; (ix) performing oversight/management responsibilities, such as the supervision and coordination of certain of the Trust's service providers; and (x) assisting in maintaining corporate records and good standing status of the Trust in its state of organization.

        Subject to the limitations described below, as compensation for their administrative services and the assumption of related expenses, the Co-Administrators are entitled to a fee from the Portfolio, computed daily and payable monthly, at an annual rate of 0.10% of the average daily net assets of the Portfolio. The Co-Administrators also are entitled to additional fees for special legal services. The Co-Administrators will reimburse the Portfolio for its expenses (including administration fees payable to the Co-Administrators, but excluding advisory fees, transfer agency fees, servicing agent fees and extraordinary expenses) which exceed on an annualized basis 0.10% of the Portfolio's average daily net assets.


        Unless sooner terminated, the Co-Administration Agreement will continue in effect until April 30, 2006, and thereafter for successive one-year terms with respect to the Portfolio, provided that the Agreement is approved annually
(i) by the Board of Trustees or (ii) by the vote of a majority of the outstanding shares of the Portfolio (as defined below under "Description of Shares"), provided that in either event the continuance also is approved by a majority of the Trustees who are not parties to the Agreement and who are not interested persons (as defined in the 1940 Act) of any party thereto, by vote cast in person at a meeting called for the purpose of voting on such approval. The Co-Administration Agreement is terminable at any time, without penalty by the Trust on at least 120 days' written notice to the Co-Administrators. Each Co-Administrator may terminate the Co-Administration Agreement with respect to itself at any time without penalty on at least 120 days' written notice to the Trust and the other Co-Administrator.


        For the fiscal year ended November 30 as indicated, the Co-Administrators received fees under the Co-Administration Agreement, with respect to the Liquid Assets Portfolio, in the amount of:


                                     2004               2003              2002
                                     ----               ----              ----
Liquid Assets Portfolio           $1,647,646         $1,019,581         $663,001


        Additionally, for the fiscal year ended November 30 as indicated, the Co-Administrators voluntarily waived/reimbursed the Liquid Assets Portfolio for its expenses reducing administration fees in the amount of:

                                    2004               2003               2002
                                    ----               ----               ----
Liquid Assets Portfolio           $88,550            $36,543            $105,541


        The Trust has entered into a Placement Agency Agreement under which Northern Funds Distributors, LLC ("NFD"), as agent, sells shares of the Portfolio. NFD pays the cost of printing and distributing prospectuses to persons who are not shareholders of the Trust (excluding preparation and typesetting expenses) and of certain other distribution efforts. No compensation is payable by the Trust to NFD for its services. NFD is a wholly-owned subsidiary of PFPC Distributors, Inc. ("PFPC Distributors"). PFPC Distributors, based in King of Prussia, Pennsylvania, is a wholly-owned subsidiary of PFPC, a Co-Administrator for the Trust.

        The Co-Administration Agreement provides that the Co-Administrators may render similar services to others so long as their services under such Agreement are not impaired thereby. The Co-Administration Agreement also provides that the Trust will indemnify each Co-Administrator against all claims except those resulting from the willful misfeasance, bad faith or negligence of such Co-Administrator, or the Co-Administrator's breach of confidentiality. The Placement Agency Agreement provides that the Trust will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Trust by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD's breach of confidentiality.

        Under a Service Mark License Agreement (the "License Agreement") with NFD, Northern Trust Corporation agrees that the name "Northern Funds" may be used in connection with the Trust's business on a royalty-free basis. Northern Trust Corporation has reserved to itself the right to grant the non-exclusive right to use the name "Northern Funds" to any other person. The License Agreement provides that at such time as the License Agreement is no longer in effect NFD will cease using the name "Northern Funds."

Counsel and Independent Registered Public Accounting Firm

        Drinker Biddle & Reath LLP, with offices at One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, serves as counsel to the Trust.

        Ernst & Young LLP, independent registered public accounting firm, 233 S. Wacker Drive, Chicago, Illinois 60606, has been appointed to serve as auditors of the Trust. In addition to audit services, Ernst & Young LLP reviews the Trust's federal and state tax returns, and provides consultation and assistance on accounting, internal control and related matters.

In-Kind Redemptions

        Although the Portfolio generally will redeem shares in cash, the Portfolio reserves the right to pay redemptions by a distribution in-kind of securities (instead of cash) from the Portfolio. The securities distributed in-kind would be readily marketable and would be valued for this purpose using the same method employed in calculating the Portfolio's net asset value per share. If a shareholder receives redemption proceeds in-kind, the shareholder should expect to incur transaction costs upon the disposition of the securities received in the redemption.

Third-Party Fees and Requirements


        Shares are sold and redeemed without any purchase or redemption charge imposed by the Trust, although Northern Trust and other securities lending agents may charge its customers for services provided in connection with their investments.

        The exercise of voting rights and the delivery to customers of shareholder communications from the Trust will be governed by the customers' account agreements with Northern Trust or other securities lending agents. customers should read the Prospectus in connection with any relevant agreement describing the services provided by Northern Trust or other securities lending agent and any related requirements and charges, or contact Northern Trust or other securities lending agent for further information.


                             PERFORMANCE INFORMATION

        The performance of shares of the Portfolio may be compared to those of other money market funds with similar investment objectives and other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of shares may be compared to data prepared by iMoneyNet, Inc. or other independent mutual fund reporting services. Performance data as reported in national financial publications such as Money Magazine, Morningstar, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of shares of the Portfolio.

        From time to time, the Portfolio may advertise its "yield" and "effective yield." These yield figures will fluctuate, are based on historical earnings and are not intended to indicate future performance. "Yield" refers to the net investment income generated by an investment in the Portfolio over a seven-day period identified in the advertisement. This net investment income is then "annualized." That is, the amount of net investment income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment.

        In arriving at such quotations as to "yield," the Trust first determines the net change, exclusive of capital changes, during the seven-day period in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, then divides such net change by the value of the account at the beginning of the period to obtain the base period return, and then multiplies the base period return by 365/7.

        "Effective yield" is calculated similarly but, when annualized, the net investment income earned by an investment in the Portfolio is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. The "effective yield" with respect to the shares of the Portfolio is computed by adding 1 to the base period return (calculated as above), raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.


        Quotations of yield and effective yield provided by the Trust are carried to at least the nearest hundredth of one percent. Any fees imposed by Northern Trust, its affiliates or correspondent banks or other securities lending agents on their customers in connection with investments in shares of the Portfolio are not reflected in the calculation of yields for the Portfolio.


        The annualized yield of the Portfolio for the seven-day period ended November 30, 2004 was as follows:

                                                  Yield        Effective Yield
                                                  -----        ---------------
Liquid Assets Portfolio                           1.97%             1.99%

        The information set forth in the foregoing table reflects certain fee reductions and expense limitations. See "Additional Trust Information - Co-Administrators and Placement Agent" and "Additional Trust Information - Investment Adviser, Transfer Agent and Custodian." In the absence of such fee reductions and expense limitations, the annualized yield of the Portfolio for the same seven-day period would have been as follows:

                                                  Yield        Effective Yield
                                                  -----        ---------------
Liquid Assets Portfolio                           1.70%             1.72%

        The Portfolio's yields may not provide a basis for comparison with bank deposits and other investments which provide a fixed yield for a stated period of time. The Portfolio's yields fluctuate, unlike bank deposits or other investments which pay a fixed yield for a stated period of time. The annualization of one week's income is not necessarily indicative of future actual yields. Actual yields will depend on such variables as portfolio quality, average portfolio maturity, the type of portfolio instruments acquired, changes in money market interest rates, portfolio expenses and other factors. Yields are one basis investors may use to analyze shares of the Portfolio as compared to comparable classes of shares of other money market funds and other investment vehicles. However, yields of other money market funds and other investment vehicles may not be comparable because of the foregoing variables, and differences in the methods used in valuing their portfolio instruments, computing net asset value and determining yield.

         The Portfolio may also quote, from time to time, the total return of its shares in accordance with SEC regulations.

                                 NET ASSET VALUE

        As stated in the Prospectus, the Portfolio seeks to maintain a net asset value of $1.00 per share and, in this connection, values its instruments on the basis of amortized cost pursuant to Rule 2a-7 under the 1940 Act. This method values a security at its cost on the date of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if the Portfolio sold the instrument. During such periods the yield to investors in the Portfolio may differ somewhat from that obtained in a similar entity which uses available indications as to market value to value its portfolio instruments. For example, if the use of amortized cost resulted in a lower (higher) aggregate Portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher (lower) yield and ownership interest than would result from investment in such similar entity and existing investors would receive less (more) investment income and ownership interest. However, the Trust expects that the procedures and limitations referred to in the following paragraphs of this section will tend to minimize the differences referred to above.

        Under Rule 2a-7, the Trust's Board of Trustees, in supervising the Trust's operations and delegating special responsibilities involving portfolio management to the Investment Adviser, has established procedures that are intended, taking into account current market conditions and the Portfolio's investment objective, to stabilize the net asset value of the Portfolio, as computed for the purposes of purchases and redemptions, at $1.00 per share. The Trustees' procedures include periodic monitoring of the difference (the "Market Value Difference") between the amortized cost value per share and the net asset value per share based upon available indications of market value. Available indications of market value used by the Trust consist of actual market quotations or appropriate substitutes which reflect current market conditions and include (i) quotations or estimates of market value for individual portfolio instruments and/or (ii) values for individual portfolio instruments derived from market quotations relating to varying maturities of a class of money market instruments. In the event the Market Value Difference of the Portfolio exceeds certain limits or NTI believes that the Market Value Difference may result in material dilution or other unfair results to investors or existing shareholders, the Trust will take action in accordance with the 1940 Act (e.g., selling portfolio instruments to shorten average portfolio maturity or to realize capital gains or losses, reducing or suspending shareholder income accruals, redeeming shares in-kind, or utilizing a net asset value per share based upon available indications of market value which under such circumstances would vary from $1.00) to eliminate or reduce to the extent reasonably practicable any material dilution or other unfair results to investors or existing shareholders which might arise from Market Value Differences. In particular, if losses were sustained by the Portfolio, the number of outstanding shares might be reduced in order to maintain a net asset value per share of $1.00. Such reduction would be effected by having each shareholder proportionately contribute to the Portfolio's capital the necessary shares to restore such net asset value per share. The shareholder will be deemed to have agreed to such contribution in these circumstances by investing in the Portfolio.

        Rule 2a-7 requires that the Portfolio limit its investments to instruments which the Investment Adviser determines (pursuant to guidelines established by the Board of Trustees) to present minimal credit risks and which are "Eligible Securities" as defined by the SEC and described in the Prospectus. The Rule also requires that the Portfolio maintain a dollar-weighted average portfolio maturity (not more than 90 days) appropriate to its policy of maintaining a stable net asset value per share and precludes the purchase of any instrument deemed under the Rule to have a remaining maturity of more than 397 calendar days (as calculated pursuant to Rule 2a-7). Should the disposition of a portfolio security result in a dollar-weighted average portfolio maturity of more than 90 days, the Rule requires the Portfolio to invest its available cash in such a manner as to reduce such maturity to the prescribed limit as soon as reasonably practicable.

TAXES

        The following summarizes certain additional tax considerations generally affecting the Portfolio and its shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its shareholders, and the discussions here and in the Prospectus are not intended as a substitute for careful tax planning. Potential investors should consult their tax advisers with specific reference to their own tax situations.

        The discussions of the federal tax consequences in the Prospectus and this Additional Statement are based on the Internal Revenue Code of 1986, as amended (the "Code") and regulations issued thereunder as in effect on the date of this Additional Statement. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.

Federal - General Information


        The Portfolio intends to qualify as a regulated investment company under Subtitle A, Chapter 1, of Subchapter M of the Code. As a regulated investment company, the Portfolio generally is exempt from federal income tax on its net investment income and realized capital gains which it distributes to shareholders, provided that it distributes an amount equal to at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt income (net investment income and the excess of net short-term capital gain over net long-term capital loss), if any, for the year (the "Distribution Requirement") and satisfy certain other requirements of the Code that are described below. The Portfolio intends to make sufficient distributions or deemed distributions each year to avoid liability for corporate income tax. If the Portfolio were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall is large enough, the Portfolio could be disqualified as a regulated investment company.


        In addition to satisfaction of the Distribution Requirement, the Portfolio must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans and gains from the sale or other disposition of stock or securities or foreign currencies, or from other income derived with respect to its business of investing in such stock, securities or currencies (the "Income Requirement"). Also, at the close of each quarter of the taxable year, at least 50% of the value of the Portfolio's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies and securities of other issuers (as to which the Portfolio has not invested more than 5% of the value of its total assets in securities of such issuer and as to which the Portfolio does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Portfolio controls and which are engaged in the same or similar trades or businesses. The Portfolio intends to comply with these requirements.

        If for any taxable year the Portfolio does not qualify as a regulated investment company, all of its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to shareholders. In such event, the shareholders would recognize dividend income on distributions to the extent of the Portfolio's current and accumulated earnings and profits, and corporate shareholders may be eligible for the dividends received deduction.

        The Code imposes a nondeductible 4% excise tax on regulated investment companies that fail to currently distribute an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). The Portfolio intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income each calendar year to avoid liability for this excise tax.


State and Local Taxes


        Although the Portfolio expects to qualify as a regulated investment company and to be relieved of all or substantially all federal taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, the Portfolio may be subject to the tax laws of such states or localities.

Foreign Investors


        For distributions attributable to the Portfolio's taxable year beginning before January 1, 2005 or after December 31, 2007, foreign shareholders who are not "U.S. persons," (i.e., non-resident aliens, foreign corporations, fiduciaries of foreign trusts or estates, foreign partnerships or other non-U.S. investors) generally will be subject to U.S. withholding tax at a rate of 30% (or a lower treaty rate, if applicable) on distributions by the Portfolio of net investment income, other ordinary income, and the excess, if any, of net short-term capital gain over net long-term capital loss for the year, regardless of the extent, if any, to which the income or gain is derived from non-U.S. investments of the Portfolio unless the distributions are effectively connected with a U.S. trade or business of the shareholder. Under recent changes to the Code, for distributions attributable to the Portfolio's taxable year beginning after December 31, 2004 and before January 1, 2008 foreign shareholders will generally not be subject to withholding tax on distributions attributable to "portfolio interest" or short-term capital gains unless (i) the distributions are effectively connected with a U.S. trade or business of the shareholder, or
(ii) with respect to short-term capital gains, the shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. A foreign shareholder generally will not be subject to U.S. income or withholding tax in respect of proceeds from or gain on the redemption of shares or in respect of capital gains dividends (i.e., dividends attributable to long-term capital gains of the Portfolio), unless the distributions are effectively connected with the shareholder's trade or business in the United States or, in the case of a shareholder who is a non-resident alien individual, the shareholder is present in the United States for 183 days or more during the taxable year and certain other conditions are met. Foreign shareholders should consult their tax advisers regarding the U.S. and foreign tax consequences of investing in the Portfolio.


        The foregoing discussion is based on federal tax laws and regulations which are in effect on the date of this Additional Statement. Such laws and regulations may be changed by legislative or administrative action. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning. Shareholders are advised to consult their tax advisers with specific reference to their own tax situation, including the application of state and local taxes.

                              DESCRIPTION OF SHARES


        The Trust Agreement permits the Trust's Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest of one or more separate series representing interests in one or more investment portfolios. The Trustees or Trust may hereafter create series in addition to the Trust's twenty-two existing series, which represent interests in the Trust's twenty-two respective portfolios and are discussed in separate Statement of Additional Information. The Trust Agreement also permits the Board of Trustees to classify or reclassify any unissued shares into classes within a series.


        Under the terms of the Trust Agreement, each share of the Portfolio is without par value, which represents a proportionate interest in the Portfolio with each other share of its class in the same Portfolio and is entitled to such dividends and distributions out of the income belonging to the Portfolio as are declared by the Trustees. Upon any liquidation of the Portfolio, shareholders of each class of the Portfolio are entitled to share pro rata in the net assets belonging to that class available for distribution. Shares do not have any preemptive or conversion rights. The right of redemption is described under "About Your Account" in the Prospectus. In addition, pursuant to the terms of the 1940 Act, the right of a shareholder to redeem shares and the date of payment by the Portfolio may be suspended for more than seven days (i) for any period during which the New York Stock Exchange is closed, other than the customary weekends or holidays, or trading in the markets the Portfolio normally utilizes is closed or is restricted as determined by the SEC, (ii) during any emergency, as determined by the SEC, as a result of which it is not reasonably practicable for the Portfolio to dispose of instruments owned by it or fairly to determine the value of its net assets, or (iii) for such other period as the SEC may by order permit for the protection of the shareholders of the Portfolio. The Trust also may suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions. In addition, shares of the Portfolio are redeemable at the unilateral option of the Trust. Shares when issued as described in the Prospectus are validly issued, fully paid and nonassessable, except as stated below. In the interests of economy and convenience, certificates representing shares of the Portfolio are not issued.

        The proceeds received by the Portfolio for each issue or sale of its shares, and all net investment income, realized and unrealized gain and proceeds thereof, subject only to the rights of creditors, will be specifically allocated to and constitute the underlying assets of the Portfolio. The underlying assets of the Portfolio will be segregated on the books of account, and will be charged with the liabilities in respect to the Portfolio and with a share of the general liabilities of the Trust. General liabilities of the Trust normally are allocated in proportion to the net asset value of the respective investment portfolio except where allocations of direct expenses can otherwise be fairly made.

        Rule 18f-2 under the 1940 Act provides that any matter required by the provisions of the 1940 Act or applicable state law, or otherwise, to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of the investment portfolio affected by the matter. Rule 18f-2 further provides that an investment portfolio shall be deemed to be affected by a matter unless the interests of each investment portfolio in the matter are substantially identical or the matter does not affect any interest of the investment portfolio. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to an investment portfolio only if approved by a majority of the outstanding shares of such investment portfolio. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Trustees are exempt from the separate voting requirements stated above.

        The Trust is not required to hold annual meetings of shareholders and does not intend to hold such meetings. In the event that a meeting of shareholders is held, each share of the Trust will be entitled, as determined by the Trustees without the vote or consent of shareholders, either to one vote for each share or to one vote for each dollar of net asset value represented by such shares on all matters presented to shareholders, including the election of Trustees (this method of voting being referred to as "dollar-based voting"). However, to the extent required by the 1940 Act or otherwise determined by the Trustees, series and classes of the Trust will vote separately from each other. Shareholders of the Trust do not have cumulative voting rights in the election of Trustees and, accordingly, the holders of more than 50% of the aggregate voting power of the Trust may elect all of the Trustees, irrespective of the vote of the other shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by the Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law.

        The Trust Agreement authorizes the Trustees, without shareholder approval (except as stated in the next paragraph), to cause the Trust, or any series thereof, to merge or consolidate with any corporation, association, trust or other organization or sell or exchange all or substantially all of the property belonging to the Trust, or any series thereof. In addition, the Trustees, without shareholder approval, may adopt a "master-feeder" structure by investing substantially all of the assets of a series of the Trust in the securities of another open-end investment company or pooled portfolio.

        The Trust Agreement also authorizes the Trustees, in connection with the merger, consolidation, termination or other reorganization of the Trust or any series or class, to classify the shareholders of any class into one or more separate groups and to provide for the different treatment of shares held by the different groups, provided that such merger, consolidation, termination or other reorganization is approved by a majority of the outstanding voting securities (as defined in the 1940 Act) of each group of shareholders that are so classified.

        The Trust Agreement permits the Trustees to amend the Trust Agreement without a shareholder vote. However, shareholders of the Trust have the right to vote on any amendment: (i) that would adversely affect the voting rights of shareholders; (ii) that is required by law to be approved by shareholders; (iii) that would amend the voting provisions of the Trust Agreement; or (iv) that the Trustees determine to submit to shareholders.

        The Trust Agreement permits the termination of the Trust or of any series or class of the Trust: (i) by a majority of the affected shareholders at a meeting of shareholders of the Trust, series or class; or (ii) by a majority of the Trustees without shareholder approval if the Trustees determine that such action is in the best interest of the Trust or its shareholders. The factors and events that the Trustees may take into account in making such determination include: (i) the inability of the Trust or any series or class to maintain its assets at an appropriate size; (ii) changes in laws or regulations governing the Trust or any series or class thereof, or affecting assets of the type in which it invests; or (iii) economic developments or trends having a significant adverse impact on their business or operations.

        Under the Delaware Statutory Trust Act (the "Delaware Act"), shareholders are not personally liable for obligations of the Trust. The Delaware Act entitles shareholders of the Trust to the same limitation of liability as is available to shareholders of private for-profit corporations. However, no similar statutory or other authority limiting statutory trust shareholder liability exists in many other states. As a result, to the extent that the Trust or a shareholder is subject to the jurisdiction of courts in such other states, those courts may not apply Delaware law and may subject the shareholders to liability. To offset this risk, the Trust Agreement: (i) contains an express disclaimer of shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into or executed by the Trust or its Trustees and (ii) provides for indemnification out of the property of the applicable series of the Trust of any shareholder held personally liable for the obligations of the Trust solely by reason of being or having been a shareholder and not because of the shareholder's acts or omissions or for some other reason. Thus, the risk of a shareholder incurring financial loss beyond his or her investment because of shareholder liability is limited to circumstances in which all of the following factors are present: (i) a court refuses to apply Delaware law; (ii) the liability arises under tort law or, if not, no contractual limitation of liability is in effect; and (iii) the applicable series of the Trust is unable to meet its obligations.

        The Trust Agreement provides that the Trustees will not be liable to any person other than the Trust or a shareholder and that a Trustee will not be liable for any act as a Trustee. However, nothing in the Trust Agreement protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Trust Agreement provides for indemnification of Trustees, officers and agents of the Trust unless the recipient is liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

        The Trust Agreement provides that each shareholder, by virtue of becoming such, will be held to have expressly assented and agreed to the terms of the Trust Agreement and to have become a party thereto.

        In addition to the requirements of Delaware law, the Trust Agreement provides that a shareholder of the Trust may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) shareholders eligible to bring such derivative action under Delaware law who hold at least 10% of the outstanding shares of the Trust, or 10% of the outstanding shares of the series or class to which such action relates, must join in the request for the Trustees to commence such action; and (ii) the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trust Agreement also provides that no person, other than the Trustees, who is not a shareholder of a particular series or class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such series or class. The Trustees will be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

        The Trustees may appoint separate Trustees with respect to one or more series or classes of the Trust's shares (the "Series Trustees"). To the extent provided by the Trustees in the appointment of Series Trustees, Series Trustees:
(i) may, but are not required to, serve as Trustees of the Trust or any other series or class of the Trust; (ii) may have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees under the Trust Agreement with respect to such series or class; and/or (iii) may have no power or authority with respect to any other series or class. The Trustees are not currently considering the appointment of Series Trustees for the Trust.


        The term "majority of the outstanding shares" of either Northern Institutional Funds or the Portfolio or a particular investment portfolio means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in a fundamental investment policy, the vote of the lesser of
(i) 67% or more of the shares of Northern Institutional Funds or such Portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of Northern Institutional Funds or such Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of Northern Institutional Funds or such Portfolio.

        As of March 1, 2005, substantially all of the Portfolio's outstanding shares were held of record by TNTC for the benefit of its customers and the customers of its affiliates and correspondent banks that have invested in the Portfolio. As of the same date, TNTC possessed sole or shared voting and/or investment power for its customer accounts with respect to less than 10% of the Trust's outstanding shares. As of the same date, the Trust's Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of each class of each Portfolio.


        TNTC has advised the Trust that the following persons (whose mailing address is: c/o The Northern Trust Company, 50 South LaSalle, Chicago, IL 60675) beneficially owned five percent or more of the outstanding shares of the Portfolio's classes as of March 1, 2005:


Liquid Assets Portfolio                        Number of Shares        % of Fund
                                               ----------------        ---------
   Annuity Board Core Bond Select               274,775,418.77          12.73%
   Annuity Board International Equity Select    212,566,093.42           9.85%
   Annuity Board Value Equity                   167,892,485.17           7.78%
   Annuity Board Growth Equity                  166,410,172.35           7.71%
   Annuity Board Low Duration                   152,851,439.32           7.08%
   Annuity Board Small Cap Select               122,137,652.49           5.66%
   Annuity Board Extended Term Bond Select      116,150,943.32           5.38%



                              FINANCIAL STATEMENTS

        The audited financial statements and related report of Ernst & Young LLP, independent registered public accounting firm, contained in the annual report to the Portfolio's shareholders for the fiscal year ended November 30, 2004 (the "Annual Report") are hereby incorporated by reference herein. No other parts of the Annual Report, including without limitation, "Management's Discussion of Portfolio Performance," are incorporated by reference herein. Copies of the Semiannual Report and Annual Report may be obtained upon request and without charge by calling 800/637-1380 (toll-free).

                                OTHER INFORMATION

        The Prospectus and this Additional Statement do not contain all the information included in the Registration Statement filed with the SEC under the 1933 Act with respect to the securities offered by the Portfolio's Prospectus. Certain portions of the Registration Statement have been omitted from the Prospectus and this Additional Statement pursuant to the rules and regulations of the SEC. The Registration Statement including the exhibits filed therewith may be examined at the office of the SEC in Washington, D.C.

        The Portfolio is responsible for the payment of its expenses. Such expenses include, without limitation, the fees and expenses payable to TNTC, NTI and PFPC, brokerage fees and commissions, fees for the registration or qualification of Portfolio shares under federal or state securities laws, expenses of the organization of the Portfolio, taxes, interest, costs of liability insurance, fidelity bonds, indemnification or contribution, any costs, expenses or losses arising out of any liability of or claim for damages or other relief asserted against the Trust for violation of any law, legal, tax and auditing fees and expenses, expenses of preparing and printing prospectuses, statements of additional information, proxy materials, reports and notices and the printing and distributing of the same to the Trust's shareholders and regulatory authorities, compensation and expenses of its Trustees, expenses for industry organizations such as the Investment Company Institute, miscellaneous expenses and extraordinary expenses incurred by the Trust.

        Statements contained in the Prospectus or in this Additional Statement as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which the Prospectus and this Additional Statement form a part, each such statement being qualified in all respects by such reference.

                                   APPENDIX A

                        DESCRIPTION OF SECURITIES RATINGS


Short-Term Credit Ratings

        A Standard & Poor's short-term issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard & Poor's for short-term issues:

        "A-1" - Obligations are rated in the highest category and indicate that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

        "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

        "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

        "B" - Obligations have significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

        "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

        "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

        Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay Foreign Currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign Currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

        Moody's short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. These obligations have an original maturity not exceeding thirteen months, unless explicitly noted. The following summarizes the rating categories used by Moody's for short-term obligations:

        "P-1" - Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

        "P-2" - Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

        "P-3" - Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term debt obligations.

        "NP" - Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

        Fitch Ratings, Inc. ("Fitch") short-term ratings apply to time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:

        "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

        "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

        "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

        "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

        "C" - Securities possess high default risk. Default is a real possibility. This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.

        "D" - Securities are in actual or imminent payment default.

        The following summarizes the ratings used by Dominion Bond Rating Service Limited ("DBRS") for commercial paper and short-term debt:

        "R-1 (high)" - Short-term debt rated "R-1 (high)" is of the highest credit quality, and indicates an entity possessing an unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels and profitability that is both stable and above average. Companies achieving an "R-1
(high)" rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results and no substantial qualifying negative factors. Given the extremely tough definition which DBRS has established for an "R-1 (high)", few entities are strong enough to achieve this rating.

        "R-1 (middle)" - Short-term debt rated "R-1 (middle)" is of superior credit quality and, in most cases, ratings in this category differ from "R-1
(high)" credits by only a small degree. Given the extremely tough definition which DBRS has established for the "R-1 (high)" category, entities rated "R-1 (middle)" are also considered strong credits which typically exemplify above average strength in key areas of consideration for timely repayment of short-term liabilities.

        "R-1 (low)" - Short-term debt rated "R-1 (low)" is of satisfactory credit quality. The overall strength and outlook for key liquidity, debt and profitability ratios are not normally as favorable as with higher rating categories, but these considerations are still respectable. Any qualifying negative factors which exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry.

        "R-2 (high)" - Short-term debt rated R-2 (high) is considered to be at the upper end of adequate credit quality. The ability to repay obligations as they mature remains acceptable, although the overall strength and outlook for key liquidity, debt, and profitability ratios are not as strong as credits rated in the R-1 (low) category. Relative to the latter category, other shortcomings often include areas such as stability, financial flexibility, and the relative size and market position of the entity within its industry.

        "R-2 (middle) - Short-term debt rated R-2 (middle) is considered to be of adequate credit quality. Relative to the R-2 (high) category, entities rated R-2 (middle) typically have some combination of higher volatility, weaker debt or liquidity positions, lower future cash flow capabilities, or hold a weaker industry position. Ratings in this category would also be more vulnerable to adverse changes in financial and economic conditions.

        "R-2 (low)" - Short-term debt rated R-2 (low) is considered to be of only just adequate credit quality, one step up from being speculative. While not yet defined as speculative, the R-2 (low) category signifies that although, repayment is still expected, the certainty of repayment could be impacted by a variety of possible adverse developments, many of which would be outside of the issuer's control. Entities in this area often have limited access to capital markets and may also have limitations in securing alternative sources of liquidity, particularly during periods of weak economic conditions.

        "R-3 (high)", "R-3 (middle)", "R-3 (low)" - Short-term debt rated "R-3" is speculative, and within the three subset grades, the capacity for timely payment ranges from mildly speculative to doubtful. "R-3" credits tend to have weak liquidity and debt ratios, and the future trend of these ratios is also unclear. Due to its speculative nature, companies with "R-3" ratings would normally have very limited access to alternative sources of liquidity. Earnings and cash flow would typically be very unstable, and the level of overall profitability of the entity is also likely to be low. The industry environment may be weak, and strong negative qualifying factors are also likely to be present.

        "D" - Short-term debt rated "D" is in arrears. A security rated D implies the issuer has either not met a scheduled payment or the issuer has made it clear that it will be missing such a payment in the near future. In some cases, DBRS may not assign a D rating under a bankruptcy announcement scenario, as allowances for grace periods may exist in the underlying legal documentation. Once assigned, the D rating will continue as long as the missed payment continues to be in arrears, and until such time as the rating is suspended, discontinued, or reinstated by DBRS.

Long-Term Credit Ratings

        The following summarizes the ratings used by Standard & Poor's for long-term issues:

        "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

        "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

        "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

        "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

        Obligations rated "BB," "B," "CCC," "CC", and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

        "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

        "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

        "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

        "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

        "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

        "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payment will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

        "r" - The symbol "r" is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating.

        "N.R." - An "N.R." attached to an obligation indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

        - PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

        The following summarizes the ratings used by Moody's for long-term debt:

        "Aaa" - Obligations rated "Aaa" are judged to be of the highest quality, with minimal credit risk.

        "Aa" - Obligations rated "Aa" are judged to be of high quality and are subject to very low credit risk.

        "A" - Obligations rated "A" are considered upper-medium grade and are subject to low credit risk.

        "Baa" - Obligations rated "Baa" are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

        "Ba" - Obligations rated "Ba" are judged to have speculative elements and are subject to substantial credit risk.

        "B" - Obligations rated "B" are considered speculative and are subject to high credit risk.

        "Caa" - Obligations rated "Caa" are judged to be of poor standing and are subject to very high credit risk.

        "Ca" - Obligations rated "Ca" are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

        "C" - Obligations rated "C" are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

        Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

        The following summarizes long-term ratings used by Fitch:

        "AAA" - Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

        "AA" - Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

        "A" - Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

        "BBB" - Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

        "BB" - Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

        "B" - Securities considered to be highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

        "CCC," "CC" and "C" - Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

        "DDD," "DD" and "D" - Securities are in default. The ratings of obligations in these categories are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor.

        Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect of repaying all obligations.

        PLUS (+) or MINUS (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" category or to categories below "CCC".

        The following summarizes the ratings used by DBRS for long-term debt:

        "AAA" - Bonds rated "AAA" are of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest. Earnings are considered stable, the structure of the industry in which the entity operates is strong, and the outlook for future profitability is favorable. There are few qualifying factors present which would detract from the performance of the entity. The strength of liquidity and coverage ratios is unquestioned and the entity has established a creditable track record of superior performance. Given the extremely high standard which DBRS has set for this category, few entities are able to achieve a "AAA" rating.

        "AA" - Bonds rated "AA" are of superior credit quality, and protection of interest and principal is considered high. In many cases, they differ from bonds rated "AAA" only to a small degree. Given the extremely restrictive definition which DBRS has for the "AAA" category, entities rated "AA" are also considered to be strong credits which typically exemplify above-average strength in key areas of consideration and are unlikely to be significantly affected by reasonably foreseeable events.

        "A" - Bonds rated "A" are of satisfactory credit quality. Protection of interest and principal is still substantial, but the degree of strength is less than with "AA"-rated entities. While "A" is a respectable rating, entities in this category are considered to be more susceptible to adverse economic conditions and have greater cyclical tendencies than higher-rated securities.

        "BBB" - Bonds rated "BBB" are of adequate credit quality. Protection of interest and principal is considered acceptable, but the entity is fairly susceptible to adverse changes in financial and economic conditions, or there may be other adverse conditions present which reduce the strength of the entity and its rated securities.

        "BB" - Bonds rated "BB" are defined to be speculative and non investment-grade, where the degree of protection afforded interest and principal is uncertain, particularly during periods of economic recession. Entities in the "BB" range typically have limited access to capital markets and additional liquidity support. In many cases, deficiencies in critical mass, diversification and competitive strength are additional negative considerations.

        "B" - Bonds rated "B" are highly speculative and there is a reasonably high level of uncertainty as to the ability of the entity to pay interest and principal on a continuing basis in the future, especially in periods of economic recession or industry adversity.

        "CCC" / "CC" / "C" - Bonds rated in any of these categories are very highly speculative and are in danger of default of interest and principal. The degree of adverse elements present is more severe than long-term bonds rated "B". Long-term bonds rated below "B" often have characteristics which, if not remedied, may lead to default. In practice, there is little difference between the "CCC" to "C" categories, with "CC" and "C" normally used for lower ranking debt of companies where the senior debt is rated in the "CCC" to "B" range.

        "D" - Long-term debt rated "D" is in arrears. A security rated "D" implies the issuer has either not met a scheduled payment of interest or principal or that the issuer has made it clear that it will miss such a payment in the near future. In some cases, DBRS may not assign a "D" rating under a bankruptcy announcement scenario, as allowances for grace periods may exist in the underlying legal documentation. Once assigned, the "D" rating will continue as long as the missed payment continues to be in arrears, and until such time as the rating is suspended, discontinued or reinstated by DBRS.

        ("high", "low") - Each rating category is denoted by the subcategories "high" and "low". The absence of either a "high" or "low" designation indicates the rating is in the "middle" of the category. The "AAA" and "D" categories do not utilize "high", "middle", and "low" as differential grades.

Notes to Short-Term and Long-Term Credit Ratings

Standard & Poor's

        CreditWatch: CreditWatch highlights the potential direction of a short- or long-term rating. It focuses on identifiable events and short-term trends that cause ratings to be placed under special surveillance by Standard & Poor's analytical staff. These may include mergers, recapitalizations, voter referendums, regulatory action or anticipated operating developments. Ratings appear on CreditWatch when such an event or a deviation from an expected trend occurs and additional information is necessary to evaluate the current rating. A listing, however, does not mean a rating change is inevitable, and whenever possible, a range of alternative ratings will be shown. CreditWatch is not intended to include all ratings under review, and rating changes may occur without the ratings having first appeared on CreditWatch. The "positive" designation means that a rating may be raised; "negative" means a rating may be lowered; and "developing" means that a rating may be raised, lowered or affirmed.

        Rating Outlook: A Standard & Poor's Rating Outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. In determining a Rating Outlook, consideration is given to any changes in the economic and/or fundamental business conditions. An Outlook is not necessarily a precursor of a rating change or future CreditWatch action.

            .   "Positive" means that a rating may be raised.
            .   "Negative" means that a rating may be lowered.
            .   "Stable" means that a rating is not likely to change.
            .   "Developing" means a rating may be raised or lowered.
            .   "N.M." means not meaningful.

Moody's

        Watchlist: Moody's uses the Watchlist to indicate that a rating is under review for possible change in the short-term. A rating can be placed on review for possible upgrade (UPG), on review for possible downgrade (DNG) or more rarely with direction uncertain (UNC). A credit is removed from the Watchlist when the rating is upgraded, downgraded or confirmed.

        Rating Outlooks: A Moody's rating outlook is an opinion regarding the likely direction of a rating over the medium term. Where assigned, rating outlooks fall into the following four categories: Positive (POS), Negative
(NEG), Stable (STA) and Developing (DEV -- contingent upon an event). In the few instances where an issuer has multiple outlooks of differing directions, an "(m)" modifier (indicating multiple, differing outlooks) will be displayed, and Moody's written research will describe any differences and provide the rationale for these differences. A RUR (Rating(s) Under Review) designation indicates that the issuer has one or more ratings under review for possible change, and thus overrides the outlook designation. When an outlook has not been assigned to an eligible entity, NOO (No Outlook) may be displayed.

Fitch

        Withdrawn: A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

        Rating Watch: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

        Rating Outlook: A Rating Outlook indicates the direction a rating is likely to move over a one- to two-year period. Outlooks may be positive, stable or negative. A positive or negative Rating Outlook does not imply a rating change is inevitable. Similarly, ratings for which outlooks are "stable" could be upgraded or downgraded before an outlook moves to a positive or negative if circumstances warrant such an action. Occasionally, Fitch may be unable to identify the fundamental trend. In these cases, the Rating Outlook may be described as "evolving".

DBRS

Rating Trends

        Each DBRS rating category is appended with one of three rating trends - "Positive", "Stable", or "Negative". The rating trend helps to give the investor an understanding of DBRS's opinion regarding the outlook for the rating in question. However, the investor must not assume that a positive or negative trend necessarily indicates that a rating change is imminent.

Rating Actions

        In addition to confirming or changing ratings, other DBRS rating actions include:

        Suspended Ratings: Rating opinions are forward looking. Although rating opinions will consider the historical performance of an issuer, a rating is an assessment of the issuer's future ability and willingness to meet outstanding obligations. As such, for a complete credit quality assessment, DBRS normally requires the cooperation of the issuer so that management strategies and projections may be evaluated and qualified.

        Since the availability of such information is critical to the rating assessment, any reluctance in management's willingness to supply such information (either perceived or actual) may cause a rating to be changed or even suspended. The eventual action will depend upon DBRS's assessment of the degree of accuracy of a rating, possibly without the cooperation of management. Suspended ratings indicate that an issuer still has outstanding debt, but DBRS no longer provides a current rating opinion on the credit quality of that outstanding debt.

        Discontinued Ratings: When an entity retires all, or virtually all, of its outstanding debt within a particular category and has no plans to re-issue in the near future, DBRS may discontinue its rating. Other less common circumstances where DBRS may also discontinue ratings include situations where the rated debt is no longer in the public market, where a defeasance structure removes the credit risk of the issuer as a consideration or where the debt comes to be held by a few large institutions that do not require ongoing DBRS ratings.

        Ratings "Under Review" : In practice, DBRS maintains continuous surveillance of the entities it rates and therefore, all ratings are always under review. Accordingly, when a significant event occurs that directly impacts the credit quality of a particular entity or group of entities, DBRS will attempt to provide an immediate rating opinion. However, if there is high uncertainty regarding the outcome of the event, and DBRS is unable to provide an objective, forward-looking opinion in a timely manner, then the rating(s) of the issuer(s) will be placed "Under Review" since they may no longer be appropriate and can no longer be relied upon.

        Ratings which are "Under Review" are qualified with one of the following three provisional statements: "negative implications", "positive implications", or "developing implications". These qualifications indicate DBRS's preliminary evaluation of the impact on the credit quality of the issuer/security. Although the three provisional statements may provide some guidance to subscribers, situations and potential rating implications may vary widely and DBRS's final rating conclusion may depart from its preliminary assessment. For each of these three provisional statements, further due diligence has to be completed in order to determine the applicable rating. In this respect, and while the previous rating may no longer be appropriate and can no longer be relied upon to gauge credit quality, the three provisional statements are an attempt to provide initial guidance as to possible rating outcomes after the due diligence process has been completed and DBRS has finalized its view.

Municipal Note Ratings

        A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

        "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

        "SP-2" - The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

        "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

        Moody's uses three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade ("MIG") and are divided into three levels - "MIG-1" through "MIG-3". In addition, those short-term obligations that are of speculative quality are designated "SG", or speculative grade. MIG ratings expire at the maturity of the obligation. The following summarized the ratings by Moody's for these short-term obligations:

        "MIG-1" - This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

        "MIG-2" - This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

        "MIG-3" - This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

        "SG" - This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

        In the case of variable rate demand obligations ("VRDOs"), a two-component rating is assigned; a long- or short-term debt rating and a demand obligation rating. The first element represents Moody's evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of the degree of risk associated with the ability to receive purchase price upon demand ("demand feature"), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or "VMIG" rating.

        When either the long- or short-term aspect of a VRDO is not rated, that piece is designated "NR", e.g., "Aaa/NR" or "NR/VMIG-1".

        VMIG rating expirations are a function of each issue's specific structural or credit features.

        "VMIG-1" - This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

        "VMIG-2" - This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

        "VMIG-3" - This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

        "SG" - This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

        Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

About Credit Ratings

        A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation. The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation. Credit ratings may be changed, suspended or withdrawn.

        Moody's credit ratings must be construed solely as statements of opinion and not as recommendations to purchase, sell or hold any securities.

        Fitch credit ratings are an opinion on the ability of an entity or a securities issue to meet financial commitments on a timely basis. Fitch credit ratings are used by investors as indications of the likelihood of repayment in accordance with the terms on which they invested. However, Fitch credit ratings are not recommendations to buy, sell or hold any security. Ratings may be changed or withdrawn.

        DBRS credit ratings are not buy, hold or sell recommendations, but rather the result of qualitative and quantitative analysis focusing solely on the credit quality of the issuer and its underlying obligations.

PART C.

                                OTHER INFORMATION

ITEM 23. EXHIBITS

The following exhibits are incorporated herein by reference to Post-Effective Amendment No. 31 to Registrant's Registration Statement on Form N-1A (the "Registration Statement") (Accession No. 0000950130-96-001086), Post-Effective Amendment No. 34 to such Registration Statement (Accession No. 0000950130-97-002471), Post-Effective Amendment No. 35 to such Registration Statement (Accession No. 0000950131-97-005862), Post-Effective Amendment No. 36 to such Registration Statement (Accession No. 0000950131-98-000216), Post-Effective Amendment No. 38 to such Registration Statement (Accession No. 0000950131-98-002030), Post-Effective Amendment No. 39 to such Registration Statement (Accession No. 0000950131-99-000461), Post-Effective Amendment No. 41 to such Registration Statement (Accession No. 0000927405-99-000333), Post-Effective Amendment No. 43 to such Registration Statement (Accession No. 0000927405-00-000027), Post-Effective Amendment No. 44 to such Registration Statement (Accession No. 0000950131-00-002147), Post-Effective Amendment No. 46 to such Registration Statement (Accession No. 0000950131-01-000262), Post-Effective Amendment No. 47 to such Registration Statement (Accession No. 0000950131-01-000510), Post-Effective Amendment No. 48 to such Registration Statement (Accession No. 0000950131-01-001670), Post-Effective Amendment No. 49 to such Registration Statement (Accession No. 0000940180-02-000170), Amendment No. 50 under the Investment Company Act of 1940 to the Registration filing (Accession No. 0000950131-01-502545), Post-Effective Amendment No. 50 to such Registration Statement (Accession No. 0000940180-02-000671, Amendment No. 52 under the Investment Company Act of 1940 to the Registration Statement (Accession No. 0000940180-02-000620), Post-Effective Amendment No. 51 to such Registration Statement (Accession No. 0000950131-03-001758), Post-Effective Amendment No. 52 to such Registration Statement (Accession No. 0000950131-03-002944), Post-Effective Amendment No. 53 to such Registration Statement (Accession No. 0001193125-04-052241), Post-Effective Amendment No. 54 to such Registration Statement (Accession No. 0001193125-05-014394) and Post-Effective Amendment No. 55 to such Registration Statement:

        (a)     (1)   Agreement and Declaration of Trust dated July 1, 1997
                      filed as Exhibit 1 to Post-Effective Amendment No. 36 to
                      Registrant's Registration Statement on Form N-1A, filed on
                      January 16, 1998 (Accession No.0000950131-98-00216) ("PEA
                      No. 36").

                (2) Amendment No. 1 dated February 25, 1998 to the Agreement and Declaration of Trust filed as Exhibit (a)(2) to Post-Effective Amendment No. 39 to Registrant's Registration Statement on Form N-1A, filed on February 1, 1999 (Accession No. 0000950131-99-000461) ("PEA No. 39").

                (3) Amendment No. 2 dated May 15, 1998 to the Agreement and Declaration of Trust filed as Exhibit (a)(3) to PEA No. 39.

                (4) Amendment No. 3 dated October 5, 1999 to the Agreement and Declaration of Trust filed as Exhibit (a)(4) to Post-Effective Amendment No. 41 to Registrant's Registration Statement on Form N-1A, filed on October 14, 1999 (Accession No. 0000927405-99-000333) ("PEA No. 41").

                (5) Amendment No. 4 dated January 24, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(5) to Post-Effective Amendment No. 43 to Registrant's Registration Statement on Form N-1A, filed on January 28, 2000 (Accession No. 0000927405-00-000027) ("PEA No. 43").

                (6) Amendment No. 5 dated May 2, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(6) to Post-Effective Amendment No. 46 to Registrant's Registration Statement on Form N-1A, filed on January 17, 2001 (Accession No. 0000950131-01-000262) ("PEA No. 46").

                (7) Amendment No. 6 dated November 1, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(7) to PEA No. 46.

                (8) Amendment No. 7 dated July 26, 2001 to the Agreement and Declaration of Trust filed as Exhibit (a)(8) to Amendment No. 50 under the Investment Company Act of 1940 to the Registration Statement, filed on July 31, 2001 (Accession No. 0000950131-01-502545) ("Amendment No. 50").

                (9) Amendment No. 8 dated April 29, 2003 to the Agreement and Declaration of Trust filed as Exhibit (a)(9) to Post-Effective Amendment No. 53 to Registrant's Registration Statement on Form N-1A, filed on March 29, 2004 (Accession No. 0001193125-04-052241) ("PEA No. 53").

        (b)     (1)   Amended and Restated By-Laws adopted August 2, 2000 filed
                      as Exhibit (b)(2) to PEA No. 46.

                (2) Amendment No. 1 dated July 29, 2003 to the Amended and Restated By-Laws filed as Exhibit (b)(2) to PEA No. 53.

                (3) Amendment No. 2 dated April 27, 2004 to the Amended and Restated By-Laws is filed as Exhibit (b)(3) to Post-Effective Amendment No. 54 to Registrant's Registration Statement on Form N-1A, filed on January 28, 2005 (Accession No. 0001193125-05-014394) ("PEA No. 54").

                (4) Amendment No. 3 dated July 27, 2004 to the Amended and Restated By-Laws is filed as Exhibit (b)(4) to PEA No. 54.

        (c) Articles IV, V, VI, VII and IX of the Agreement and Declaration of Trust dated July 1, 1997 filed as Exhibit 4 to PEA No. 36.

        (d)     (1)   Investment Advisory Agreement dated March 31, 1998 between the Registrant and The Northern Trust Company (the
                      "Investment Advisory Agreement") filed as Exhibit (d)(1) to PEA No. 39.

                (2) Addendum No. 1 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(2) to PEA No. 39.

                (3) Addendum No. 2 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(3) to PEA No. 39.

                (4) Addendum No. 3 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(4) to PEA No. 39.

                (5) Addendum No. 4 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(5) to PEA No. 39.

                (6) Addendum No. 5 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(6) to PEA No. 39.

                (7) Addendum No. 6 dated March 31, 1998 to the Investment Advisory Agreement filed as Exhibit (d)(7) to PEA No. 39.

                (8) Addendum No. 7 dated October 5, 1999 to the Investment Advisory Agreement filed as Exhibit (d)(8) to Post-Effective Amendment No. 49 to Registrant's Registration Statement on Form N-1A, filed on January 29, 2002 (Accession No. 0000940180-02-000170) ("PEA No. 49").

                (9) Assumption Agreement dated April 1, 1998 between The Northern Trust Company and Northern Trust Quantitative Advisors, Inc. filed as Exhibit (d)(8) to PEA No. 39.

                (10) Assumption Agreement dated January 1, 2001 between the Registrant, The Northern Trust Company and Northern Trust Investments, Inc. filed as Exhibit (d)(9) to Post-Effective Amendment No. 47 to the Registrant's Registration Statement on Form N-1A, filed on January 29, 2001 (Accession No. 0000950131-01-000510) ("PEA No. 47").

                (11) Investment Advisory Agreement dated March 1, 2001 between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (d)(10) to Post-Effective Amendment No. 48 to the Registrant's Registration Statement on Form N-1A, filed on March 30, 2001 (Accession No. 0000950131-01-001670) ("PEA No. 48").

                (12) Assumption Agreement dated May 2, 2001 between Registrant, Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited filed as Exhibit (d)(12) to PEA No. 49.

                (13) Fee Reduction Commitment dated April 1, 2002 by Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited filed as Exhibit (d)(13) to Post-Effective Amendment No. 50 to Registrant's Registration Statement on Form N-1A, filed on March 29, 2002 (Accession No. 0000940180-02-000671) ("PEA No. 50").

                (14) Fee Reduction Commitment dated April 1, 2002 by Northern Trust Investments, Inc. filed as Exhibit (d)(14) to PEA No. 50.

                (15) Fee Reduction Commitment dated March 1, 2005 by Northern Trust Investments, N.A. filed as Exhibit (d)(15) to Post-Effective No. 55 to Registrant's Registration Statement on Form N-1A, filed on March 30, 2005 ("PEA No. 55").

                (16) Assumption Agreement dated April 1, 2002 between Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited filed as Exhibit (d)(15) to PEA No. 50.

                (17) Addendum No. 1 dated August 20, 2003 to the Investment Advisory Agreement between the Registrant and Northern Trust Investments, N.A. filed as Exhibit (d)(16) to PEA No. 53.

        (e)     (1)   Distribution Agreement dated December 31, 2000 between the
                      Registrant and Northern Funds Distributors, LLC filed as
                      Exhibit (e) to PEA No. 48.

                (2) Amended and Restated Schedule A dated August 21, 2003 to the Distribution Agreement by and between Registrant and Northern Funds Distributors, LLC filed as Exhibit (e)(2) to PEA No. 53.

        (f)           Not Applicable.

        (g)     (1)   Custodian Agreement dated June 8, 1992 between the
                      Registrant and The Northern Trust Company filed as Exhibit
                      8 to Post-Effective Amendment No. 38 to Registrant's
                      Registration Statement on Form N-1A, filed on March 27,
                      1998 (Accession No. 0000950131-98-002030) ("PEA No. 38").

                (2) Addendum No. 1 dated January 8, 1993 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(a) to Post-Effective Amendment No. 31 to Registrant's Registration Statement on Form N-1A, filed on March 29, 1996 (Accession No. 0000950130-96-001086) ("PEA No. 31").

                (3) Addendum No. 2 dated July 1, 1993 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(b) to PEA No. 31.

                (4) Addendum No. 3 dated October 8, 1996 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(c) to Post-Effective Amendment No. 34 to Registrant's Registration Statement on Form N-1A, filed on May 16, 1997 (Accession No. 0000950130-97-002471) ("PEA No. 34").

                (5) Addendum No. 4 dated April 22, 1997 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(d) to Post-Effective Amendment No. 35 to Registrant's Registration Statement on Form N-1A, filed on September 29, 1997 (Accession No. 0000950131-97-005862) ("PEA No. 35").

                (6) Addendum No. 5 dated December 1, 1997 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(e) to PEA No. 38.

                (7) Addendum No. 6 dated January 27, 1998 to the Custodian Agreement between the Registrant and The Northern Trust filed as Exhibit 8(f) to PEA No. 38.

                (8) Addendum No. 7 dated March 31, 1998 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(8) to PEA No. 39.

                (9) Addendum No. 8 dated October 5, 1999 to Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(14) to Post-Effective Amendment No. 44 to Registrant's Registration Statement on Form N-1A, filed on March 29, 2000. (Accession No. 0000950131-00-002147) ("PEA No. 44").

                (10) Addendum No. 9 dated March 1, 2001 to the Custodian Agreement between the Registrant and the Northern Trust Company filed as Exhibit (g)(15) to PEA No. 48.

                (11) Addendum No. 10 dated July 31, 2001 to the Custodian Agreement between the Registrant and the Northern Trust Company filed as Exhibit (g)(11) to PEA No. 49.

                (12) Addendum 11 dated October 30, 2001 to the Custodian Agreement between the Registrant and the Northern Trust Company filed as Exhibit (g)(12) to PEA No. 49.

                (13) Foreign Custody Agreement between the Registrant and The Northern Trust Company dated March 1, 1994 filed as
                      Exhibit 8(g) to PEA No. 38.

                (14) Addendum No. 1 dated January 22, 1997 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(f) to PEA No. 34.

                (15) Addendum No. 2 dated January 27, 1998 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(i) to PEA No. 38.

                (16) Addendum No. 3 dated March 31, 1998 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(12) to PEA No. 39.

                (17) Addendum No. 4 dated October 30, 2001 to the Foreign Custody Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(17) to PEA No. 49.

                (18) Foreign Custody Monitoring Agreement dated May 1, 2001 between the Registrant and The Northern Trust Company filed as Exhibit (g)(18) to Post-Effective Amendment No. 51 to Registrant's Registration Statement on Form N-1A, filed on March 28, 2003 (Accession No. 0000950131-03-001758) ("PEA No. 51").

                (19) Addendum No. 12 dated April 29, 2003 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(19) to PEA No. 53.

                (20) Addendum No. 13 dated July 29, 2003 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(20) to PEA No. 53.

                (21) Addendum No. 5 dated July 29, 2003 to the Foreign Custody Agreement between Registrant and The Northern Trust Company filed as Exhibit (g)(21) to PEA No. 53.

        (h)     (1)   Revised and Restated Transfer Agency Agreement dated
                      January 8, 1993 between the Registrant and The Northern
                      Trust Company filed as Exhibit 9(a) to PEA No. 38.

                (2) Addendum No. 1 dated July 1, 1993 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(b) to PEA No. 31.

                (3) Addendum No. 2 dated March 25, 1994 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(c) to PEA No. 31.

                (4) Addendum No. 3 dated January 22, 1997 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(d) to PEA No. 34.

                (5) Addendum No. 4 dated April 22, 1997 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(e) to PEA No. 35.

                (6) Addendum No. 5 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(f) to PEA No. 38.

                (7) Addendum No. 6 dated March 31, 1998 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(8) to PEA No. 39.

                (8) Addendum No. 7 dated October 5, 1999 to Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to PEA No. 44.

                (9) Addendum No. 8 dated March 1, 2001 to Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(13) to PEA No. 48.

                (10) Addendum No. 9 dated July 31, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and Northern Trust Company filed as Exhibit (h)(12) to Amendment No. 50.

                (11) Addendum No. 10 dated October 30, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and Northern Trust Company filed as Exhibit (h)(11) to PEA No. 49.

                (12) Addendum No. 11 dated August 20, 2003 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to PEA No. 53.

                (13) Shareholder Servicing Plan for Class C and D Shares dated April 27, 1993 as amended on October 5, 1999 and filed as Exhibit (9) to PEA No. 43 and Related Forms of Servicing Agreement as amended on February 13, 2004 filed as Exhibit
                      (h)(13) to PEA No. 53.

                (14) Service Plan for the Service and Premier Classes of Shares dated January 27, 1998 as amended on February 2, 2001 and filed as Exhibit (h)(10) to PEA No. 48 and Related Forms of Servicing Agreement as amended on February 13, 2004 filed as Exhibit (h)(14) to PEA No. 53.

                (15) Assignment and Assumption Agreement dated January 1, 2001 among the Registrant, The Northern Trust Company, Northern Trust Investments, Inc. and PFPC Inc. filed as Exhibit
                      (h)(14) to PEA No. 48.

                (16) Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investor Services Group, Inc. (now known as PFPC Inc.) filed as Exhibit (h)(11) to PEA No. 43.

                (17) Schedule A to Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investor Services Group, Inc. (now known as PFPC Inc.) filed as Exhibit
                      (h)(13) to Amendment No. 50.

                (18) Amended and Restated Schedule A dated August 15, 2001 to the Amended and Restated Co-Administration Agreement among the Registrant, The Northern Trust Company and PFPC Inc. filed as Exhibit (h)(17) to PEA No. 51.

                (19) Amendment dated February 8, 2002 to Amended and Restated Co-Administration Agreement between the Registrant and PFPC Inc. filed as Exhibit (h)(15) to Amendment No. 52 under the Investment Company Act of 1940 to the Registration Statement filed on March 28, 2002 (Accession No. 0000940180-02-000620) ("Amendment No. 52").

                (20) Amended and Restated Schedule A dated August 20, 2003 to the Amended and Restated Co-Administration Agreement between Registrant, Northern Trust Investments, N.A. and PFPC Inc. filed as Exhibit (h)(20) to PEA No. 53.

        (i)           Not required.

        (j)           Not required.

        (k)           Not required.

        (l)           None.

        (m)           None.

        (n)           None.

        (p)     (1)   Amended Code of Ethics of Trust filed as Exhibit (p)(1) to
                      PEA No. 55.

                (2) Amended Code of Ethics of Northern Trust Investments, N.A. filed as Exhibit (p)(2) to PEA No. 55.

                (3) Amended Code of Ethics of Northern Trust Global Investments (Europe) Limited filed as Exhibit (p)(3) to PEA No. 55.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Registrant is controlled by its Board of Trustees.

ITEM 25.  INDEMNIFICATION

Section 3 of Article IV of the Registrant's Agreement and Declaration of Trust provides for indemnification of the Registrant's Trustees and officers under certain circumstances. A copy of such Agreement and Declaration of Trust was filed as Exhibit 1 to Post-Effective Amendment No. 36 to Registrant's Registration Statement on Form N-1A.

Paragraph 7 of the Investment Advisory Agreement between the Registrant and The Northern Trust Company, the related Assumption Agreements between The Northern Trust Company and Northern Trust Investments, Inc. (now known as Northern Trust Investments, N.A.), and the Registrant, The Northern Trust Company and Northern Trust Investments, N.A., and Paragraph 7 of the Investment Advisory Agreement between the Registrant and Northern Trust Investments, Inc. (now known as Northern Trust Investments, N.A.) provide for indemnification of Northern Trust Investments, N.A. and Northern Trust Global Investments (Europe) Limited or, in lieu thereof, contribution by the Registrant, under certain circumstances. Copies of the Investment Advisory Agreements are incorporated herein by reference.

Article 10 of the Amended and Restated Co-Administration Agreement dated October 5, 1999 among the Registrant, Northern Trust Company and First Data Investor Services Group, Inc. (now known as PFPC Inc.) and the related Assignment and Assumption Agreement between the Registrant, The Northern Trust Company, Northern Trust Investments, Inc. (now known as Northern Trust Investments, N.A.) and PFPC provides that the Registrant will indemnify Northern Trust Investments, N.A. and First Data Investor Services Group, Inc. (now known as PFPC Inc.) (each a "Co-Administrator") against all claims except those resulting from the willful misfeasance, bad faith or negligence of such Co-Administrator, or the Co-Administrator's breach of confidentiality. A copy of the Amended and Restated Co-Administration Agreement, Assignment and Assumption Agreement and the Amendment to the Amended and Restated Co-Administration Agreement are incorporated herein by reference.

Paragraph 3 of the Distribution Agreement dated December 31, 2000 between the Registrant and Northern Funds Distributors, LLC ("NFD") provides that the Registrant will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Registrant by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD's breach of confidentiality. A copy of the Distribution Agreement is incorporated herein by reference.

A mutual fund trustee and officer liability policy purchased by the Registrant insures the Registrant and its Trustees and officers, subject to the policy's coverage limits and exclusions and varying deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Northern Trust Investments, N.A. ("NTI," formerly known and conducting business as Northern Trust Investments, Inc.) and Northern Trust Global Investments (Europe) Limited ("NTGIE"), each a direct or indirect wholly-owned subsidiary of The Northern Trust Company ("TNTC"), an Illinois state chartered bank, serve as co-investment advisers of the Balanced, Bond, Intermediate Bond, International Bond, International Growth and Short-Intermediate Bond Portfolios, and NTI serves as the investment adviser of each of the other Portfolios. NTI and NTGIE are each referred to as "Investment Adviser." TNTC is a direct wholly-owned subsidiary of Northern Trust Corporation, a bank holding company. NTI is located at 50 South LaSalle Street, Chicago, Ilinois 60675. NTGIE is located at 6 Devonshire Square, London, EC2A 4YE, United Kingdom. Unless otherwise indicated, NTI, TNTC and NTGIE are referred to collectively as "Northern Trust." Set forth below is a list of officers and directors of NTI and NTGIE, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years. Most officers and directors of NTI hold comparable positions with TNTC (other than as director), as indicated below, and certain other officers of NTI hold comparable positions with Northern Trust Bank, N.A., a wholly-owned subsidiary of Northern Trust Corporation.

------------------------------------------------------------------------------------------------
Name and Position with                                               Position with Other
Investment Adviser (NTI)             Name of Other Company           Company
Adams Bradford S., Jr.               The Northern Trust Company      Senior Vice President
Senior Vice President

Aitcheson, James A.                  The Northern Trust Company      Vice President
Vice President

Alongi, David M.                     The Northern Trust Company      Vice President
Vice President

Andersen, Brian E.                   The Northern Trust Company      Vice President
Vice President

Anwar, Raheela Gill                  The Northern Trust Company      Senior Vice President
Senior Vice President

Aronson, Jennifer Ann                The Northern Trust Company      Vice President
Vice President

Atkins, Stephen G.                   The Northern Trust Company      Vice President
Vice President

Ayres, Scott R.                      The Northern Trust Company      Vice President
Vice President

Azar, Frederick, A.                  The Northern Trust Company      Vice President
Vice President

Balon, Jr., Richard E.               The Northern Trust Company      Vice President
Vice President

Baras, Ellen G.                      The Northern Trust Company      Vice President
Vice President

Baskin, Jeremy M.                    The Northern Trust Company      Senior Vice President
Senior Vice President

Beard, Catherine Sinclair            The Northern Trust Company      Vice President
Vice President

Beaudoin, Keith J.                   The Northern Trust Company      Vice President
Vice President

Beckman, Carl P.                     The Northern Trust Company      Senior Vice President
Senior Vice President & Treasurer

Belden III, William H.               The Northern Trust Company      Vice President
Vice President

Benson, Jacquelyn Marie              The Northern Trust Company      Vice President
Vice President

Bergin, Kathryn L.                   The Northern Trust Company      Vice President
Vice President

Bergson, Robert H.                   The Northern Trust Company      Vice President
Vice President

Blair, Timothy P.                    The Northern Trust Company      Vice President
Vice President

Bleecker, Ali K.                     The Northern Trust Company      Vice President
Vice President

Boeckmann, Eric Vonn                 The Northern Trust Company      Vice President
Vice President

Bridgman, James Carey                The Northern Trust Company      Senior Vice President
Senior Vice President

Bukoll, Martin B.                    The Northern Trust Company      Senior Vice President
Senior Vice President

Campbell, Jr., Richard C.            The Northern Trust Company      Senior Vice President
Senior Vice President

Carberry, Craig R.                   The Northern Trust Company      Senior Attorney
Secretary

Carlson, Mark D.                     The Northern Trust Company      Vice President
Vice President

Carlson, Mark E.                     The Northern Trust Company      Vice President
Vice President

Carlson, Robert A.                   The Northern Trust Company      Vice President
Vice President

Clarke-Czochara, Susan               The Northern Trust Company      Vice President
Vice President

Connellan, Kevin Anthony             The Northern Trust Company      Senior Vice President
Senior Vice President

D'Arienzo, Louis R.                  Northern Trust Bank, N.A.       Vice President
Vice President

Dennehy II, William                  The Northern Trust Company      Vice President
Vice President

Doell, John C.                       The Northern Trust Company      Vice President
Vice President

Dow, Robert John                     The Northern Trust Company      Vice President
Vice President

Driscoll, Peter John                 The Northern Trust Company      Vice President
Vice President

Dudley, Jr., Orie Leslie             The Northern Trust Company      Executive Vice President
Director and Executive               and Northern Trust Corporation  and Chief Investment Officer
Vice President

Egizio, Michael P.                   The Northern Trust Company      Vice President
Vice President

Everett, Steven R.                   The Northern Trust Company      Vice President
Vice President

Flood, Peter J.                      The Northern Trust Company      Senior Vice President
Senior Vice President

Flynn, Andrew G.                     The Northern Trust Company      Vice President
Vice President

Free, David J.                       The Northern Trust Company      Vice President
Vice President

Fronk, Christopher A.                The Northern Trust Company      Vice President
Vice President

Geller, Stephanie L.                 The Northern Trust Company      Vice President
Vice President

Geraghty, Kim Marie                  The Northern Trust Company      Former Vice President
Vice President

Gerlach, Jennifer Ann                The Northern Trust Company      Vice President
Vice President

Gilbert, George J.                   The Northern Trust Company      Senior Vice President
Senior Vice President

Ginis, Robert E.                     The Northern Trust Company      Senior Vice President
Senior Vice President

Gougler, Frederick A.                The Northern Trust Company      Vice President
Vice President

Graham, Katherine D.                 The Northern Trust Company      Vice President
Vice President

Gray, Robert Scott                   The Northern Trust Company      Vice President
Vice President

Greene, Anne Marie                   The Northern Trust Company      Vice President
Vice President

Griffin, Michelle D.                 The Northern Trust Company      Vice President
Vice President

Grove, Gail M.                       The Northern Trust Company      Vice President
Vice President

Hammer, Alice S.                     The Northern Trust Company      Vice President
Vice President

Hance, Geoffrey M.                   The Northern Trust Company      Senior Vice President
Senior Vice President

Hare, William A.                     The Northern Trust Company      Vice President
Vice President

Hawkins, Sheri Barker                The Northern Trust Company      Vice President
Vice President

Hausken, Philip Dale                 The Northern Trust Company      Senior Vice President
Senior Vice President

Hiemenz, Kent C.                     The Northern Trust Company      Senior Vice President
Senior Vice President

Hill, Susan                          The Northern Trust Company      Senior Vice President
Senior Vice President

Hockley, Jackson L.                  The Northern Trust Company      Vice President
Vice President

Holland, Jean-Pierre                 The Northern Trust Company      Vice President
Vice President

Honig, Bruce S.                      The Northern Trust Company      Vice President
Vice President

Hyatt, William E.                    The Northern Trust Company      Vice President
Vice President

Inzunza, Richard John                The Northern Trust Company      Vice President
Vice President

Iscra, Daniel P.                     The Northern Trust Company      Vice President
Vice President

Iwanicki, John Nicholas              The Northern Trust Company      Senior Vice President
Senior Vice President

Johnson, Amy L.                      The Northern Trust Company      Vice President
Vice President

Johnston, Barbara M.                 The Northern Trust Company      Vice President
Vice President

Jones, Scott Craven                  The Northern Trust Company      Senior Vice President
Senior Vice President

Jordan, Robin R.                     The Northern Trust Company      Vice President
Vice President

Joves, Evangeline Mendoza            The Northern Trust Company      Vice President
Vice President

Kemp, Glenn Edward                   The Northern Trust Company      Vice President
Vice President

Kent, Stephen Krider                 The Northern Trust Company      Senior Vice President
Senior Vice President

Kenzer, David T.                     The Northern Trust Company      Vice President
Vice President

King III, Archibald E.               The Northern Trust Company      Senior Vice President
Senior Vice President

Knapp, William M.                    The Northern Trust Company      Senior Vice President
Senior Vice President

Koch, Deborah L.                     The Northern Trust Company      Vice President
Vice President

Kollannur, Robin Raphael             The Northern Trust Company      Vice President
Vice President

Korytowski, Donald H.                The Northern Trust Company      Vice President
Vice President

Kotsogiannis, Nikolas                The Northern Trust Company      Vice President
Vice President

Krauter, Michael L.                  The Northern Trust Company      Vice President
Vice President

Krieg, John L.                       The Northern Trust Company      Senior Vice President
Senior Vice President

Krull, Gerald M.                     The Northern Trust Company      Vice President
Vice President

Kuhl, Gregory M.                     The Northern Trust Company      Vice President
Vice President

Laciak, Therese M.                   The Northern Trust Company      Vice President
Vice President

Lamphier, Matthew E.                 The Northern Trust Company      Vice President
Vice President

Laughlin, Roberta J.                 The Northern Trust Company      Vice President
Vice President

Leo, John B.                         The Northern Trust Company      Senior Vice President
Senior Vice President

Lorenz, Philip D.                    The Northern Trust Company      Vice President
Vice President

Lucas, Michael L.                    The Northern Trust Company      Vice President
Vice President

Ludwig, Jeanne M.                    The Northern Trust Company      Vice President
Vice President

Lyons, William A.                    The Northern Trust Company      Vice President
Vice President

Marchese, Peter                      The Northern Trust Company      Vice President
Vice President

Marshe, Daniel James                 The Northern Trust Company      Vice President
Vice President

Mastantuono, Deborah A.              The Northern Trust Company      Vice President
Vice President

Matturi, Alexander J., Jr.           Northern Trust Bank, N.A.       Senior Vice President
Senior Vice President

McCart, Mary Jane                    The Northern Trust Company      Senior Vice President
Senior Vice President

McDonald, James D.                   The Northern Trust Company      Senior Vice President
Senior Vice President

McGregor, Timothy T.                 The Northern Trust Company      Senior Vice President
Senior Vice President

McInerney, Joseph W.                 The Northern Trust Company      Vice President
Vice President

Mecca, Melinda S.                    The Northern Trust Company      Senior Vice President
Senior Vice President

Mehta, Ashish R.                     The Northern Trust Company      Vice President
Vice President

Mendel, Roger A.                     The Northern Trust Company      Vice President
Vice President

Meservey, Marilyn J.                 The Northern Trust Company      Vice President
Vice President

Michaels, Peter M.                   The Northern Trust Company      Vice President
Vice President

Misenheimer, Eric                    The Northern Trust Company      Senior Vice President
Senior Vice President

Mitchell, Robert G.                  The Northern Trust Company      Vice President
Vice President

Muench, Scott O.                     Northern Trust Bank, N.A.       Vice President
Vice President

Murphy, Shaun Daniel                 The Northern Trust Company      Vice President
Vice President

Musial, Tim                          The Northern Trust Company      Vice President
Vice President

Musick, J. Scott                     The Northern Trust Company      Vice President
Vice President

Myre, Matthew L.                     The Northern Trust Company      Vice President
Vice President

Nellans, Charles J.                  The Northern Trust Company      Vice President
Vice President

Nelligan, Barbara                    The Northern Trust Company      Vice President
Vice President

Novicki, Amy D.                      The Northern Trust Company      Senior Vice President
Senior Vice President

O'Brien, Thomas E.                   The Northern Trust Company      Vice President
Vice President

O'Connor, Eileen M.                  The Northern Trust Company      Vice President
Vice President

O'Donnell, Kevin Joseph              The Northern Trust Company      Vice President
Vice President

O'Shaughnessy, Kevin J.              The Northern Trust Company      Vice President
Vice President

Pero, Perry R.                       The Northern Trust Company      Vice Chairman/Head of
Director                             and Northern Trust Corporation  Corporate Risk Management

Peterson, C. Richard                 The Northern Trust Company      Vice President
Vice President

Pollak, Donald R.                    The Northern Trust Company      Senior Vice President
Senior Vice President

Potter, Stephen N.                   The Northern Trust Company      Executive Vice President
Director

Pries, Katie D.                      The Northern Trust Company      Vice President
Vice President

Quinn, Patrick D.                    The Northern Trust Company      Vice President
Vice President

Rakowski, Andrew F.                  The Northern Trust Company      Vice President
Vice President

Ranaldi, Anna Maria                  The Northern Trust Company      Vice President
Vice President

Reeder, Brent D.                     The Northern Trust Company      Vice President
Vice President

Renaud, Donna Lee                    The Northern Trust Company      Vice President
Vice President

Ringo, Wesley L.                     The Northern Trust Company      Senior Vice President
Senior Vice President

Rivera, Maria                        Northern Trust Bank, N.A.       Vice President
Vice President

Robertson, Alan W.                   The Northern Trust Company      Senior Vice President
Director & Senior Vice President

Robertson, Colin A.                  The Northern Trust Company      Senior Vice President
Senior Vice President

Rocha, Heatehr Parkes                The Northern Trust Company      Vice President
Vice President

Rochford, Kevin J.                   The Northern Trust Company      Senior Vice President
Director & Senior Vice President

Rose, Henry Peter                    The Northern Trust Company      Vice President
Vice President

Rowohlt, Tehresa Marie               The Northern Trust Company      Vice President
Vice President

Runquist, Lori Rae                   The Northern Trust Company      Senior Vice President
Senior Vice President

Sagraves, Barry                      The Northern Trust Company      Senior Vice President
Director and                         NTGIE                           Senior Vice President
Senior Vice President

Sanchez, Vanessa M.                  The Northern Trust Company      Vice President
Vice President

Santiccioli, Steven J.               Northern Trust Bank, N.A.       Vice President
Vice President

Schoenfeld, Steven Andrew            The Northern Trust Company      Senior Vice President
Senior Vice President

Schweitzer, Eric K.                  The Northern Trust Company      Senior Vice President
Senior Vice President

Seward, Richard Raymond              The Northern Trust Company      Vice President
Vice President

Short, Robert C.                     The Northern Trust Company      Vice President
Vice President

Skowron, Gail A.                     The Northern Trust Company      Vice President
Vice President

Southworth, Theodore T.              The Northern Trust Company      Senior Vice President
Senior Vice President

Spears, Curtis L.                    The Northern Trust Company      Vice President
Vice President

Stark, Barrry C.                     The Northern Trust Company      Vice President
Vice President

Streed, Robert N.                    The Northern Trust Company      Senior Vice President
Senior Vice President

Stefani, Deborah Boyer               The Northern Trust Company      Vice President
Vice President

Sullivan, Carol H.                   The Northern Trust Company      Vice President
Vice President

Syring, Ann F.                       The Northern Trust Company      Vice President
Vice President

Szaflik, Carolyn B.                  Northern Trust Bank, N.A.       Vice President
Vice President

Szymanek, Frank D.                   The Northern Trust Company      Vice President
Vice President

Taylor, Brad L.                      The Northern Trust Company      Vice President
Vice President

Tetrault, Jr., William J.            The Northern Trust Company      Vice President
Vice President

Tome, Craig E.                       The Northern Trust Company      Vice President
Vice President

Toms, Matthew                        The Northern Trust Company      Vice President
Vice President

Toth, Terence J.                     The Northern Trust Company      President
Director and President

Touhey, Gerard Michael               The Northern Trust Company      Vice President
Vice President

Trethaway, Jennifer Kamp             The Northern Trust Company      Senior Vice President
Senior Vice President

Turner, Betsy Licht                  The Northern Trust Company      Vice President
Vice President

Vardas, Michael A.                   The Northern Trust Company      Senior Vice President
Senior Vice President and Director

Van Liew, Kristina Marie             The Northern Trust Company      Senior Vice President
Senior Vice President

Vigsnes II, Richard Allan            The Northern Trust Company      Vice President
Vice President

Waddell, Frederick H.                The Northern Trust Company      President, C&IS
Director

Walker, Sharon M.                    Northern Trust Bank, N.A.       Vice President
Vice President

Wennlund, Lloyd A.                   The Northern Trust Company      Executive Vice President
Director and Executive
Vice President

Wetter, Steven R.                    The Northern Trust Company      Vice President
Vice President

Wilken, Heather Ryan                 The Northern Trust Company      Vice President
Vice President

Wilkins, Anthony E.                  The Northern Trust Company      Senior Vice President
Senior Vice President

Winters, Marie C.                    The Northern Trust Company      Vice President
Vice President

Wong, Kai Yee                        Northern Trust Bank, N.A.       Vice President
Vice President

Wosneski, Keith A.                   The Northern Trust Company      Vice President
Vice President

Wright, Mary Kay                     The Northern Trust Company      Vice President
Vice President

Zutshi, Ajay                         The Northern Trust Company      Vice President
Vice President

------------------------------------------------------------------------------------------------
Name and Position with                                               Position with Other
Investment Adviser (NTGIE)           Name of Other Company           Company
Bowers, Wayne George
Senior Vice President

Clay, Mattthew David
Vice President

Cooke, Lucy
Vice President

Davidson, Ian Graham
Vice President

DeBoer, Heiko Jelle
Vice President

Dowds, Stephen
Senior Vice President

Dudley, Jr., Orie Leslie             The Northern Trust Company      Executive Vice President
Director                             Northern Trust Investments      Director and Executive
                                                                     Vice President

Gossett, Mark C.
Director and Senior Vice President

Greenwood, Matthew James
Vice President

Harper, Kate
Vice President

Hillman, Michelle Makeva
Vice President

Hogarth, Gordon N.
Senior Vice President

Jackson, Sue
Vice President

Jones, Diane
Vice President

Marchand, Marina
Vice President

Popat, Amit Vinayakrai
Vice President

Potter, Stephen N.                   The Northern Trust Company      Executive Vice President
Director Executive Vice President

Rebelo, Bert
Vice President

Ring, Nicholas
Director & Senior Vice President

Rochford, Kevin                      The Northern Trust Company      Senior Vice President
Director

Rothwell, Richard Farrar
Vice President

Sagraves, Barry                      The Northern Trust Company      Senior Vice President
Director and
Senior Vice President

Watson, Stephen D.
Vice President

White, Antony K.
Vice President

Winkle, Elinor
Vice President

ITEM 27.  PRINCIPAL UNDERWRITERS

Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

The Agreement and Declaration of Trust, By-laws and minute books of the Registrant are in the physical possession of PFPC Inc., 99 High Street, 27th Floor, Boston, Massachusetts 02110. Records for Northern Funds Distributors, LLC, the distributor, are located at 760 Moore Road, King of Prussia, PA 19406. All other accounts, books and other documents required to be maintained under
Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated there under are in the physical possession of The Northern Trust Company, 50 S. LaSalle Street, Chicago, Illinois 60675 and NTI, 50 S. LaSalle Street, Chicago Illinois 60690.

ITEM 29. MANAGEMENT SERVICES

Not Applicable.

ITEM 30. UNDERTAKINGS

Not Applicable.

                                   SIGNATURES

        Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 61 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 30th day of March, 2005.

                                     NORTHERN INSTITUTIONAL FUNDS


                                     By: /s/ Lloyd A. Wennlund
                                         ---------------------------------------
                                         Lloyd A. Wennlund
                                         President